SCHEDULE 14A

________________________________

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Sturm, Ruger & Company, Inc.

(Name of Registrant as Specified In Its Charter)

__________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STURM, RUGER & COMPANY, INC.

1 LACEY PLACE, SOUTHPORT, CT 06890 U.S.A. | 203-259-7843 | WWW.RUGER.COM | NYSE:RGR

April 17, 2025

Dear Fellow Stockholders:

You are cordially invited to participate in the 2025 Annual Meeting of Stockholders of Sturm, Ruger & Company, Inc. to be held virtually at 9:00 a.m. Eastern Daylight Time on Thursday, May 29, 2025. Details regarding how to participate in the virtual meeting and the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

The Board of Directors looks forward to your participation in the 2025 Annual Meeting.

STURM, RUGER & COMPANY, INC.

Todd W. Seyfert
Chief Executive Officer

STURM, RUGER & COMPANY, Inc.

1 LACEY PLACE, SOUTHPORT, CT 06890 U.S.A. | 203-259-7843 | WWW.RUGER.COM | NYSE:RGR

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 29, 2025

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the “Company”) will be held on May 29, 2025 at 9:00 a.m. Eastern Daylight Time. The Annual Meeting of Stockholders will be a virtual meeting webcast live via the Internet. You will be able attend the meeting, vote, and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RGR2025 and entering the 16-digit control number on your proxy card or the instructions included in your proxy materials. The following matters will be considered and acted upon at the Annual Meeting of Stockholders:

1.      A proposal to elect nine (9) Directors to serve on the Board of Directors for the ensuing year;

2.      A proposal to ratify the appointment of RSM US LLP as the Company’s independent auditors for the 2025 fiscal year;

3.      An advisory vote on the compensation of the Company’s Named Executive Officers; and

4.      Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of Common Stock at the close of business on April 3, 2025 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s offices located at 1 Lacey Place, Southport, CT 06890.

The Company’s Proxy Statement is attached hereto.

By Order of the Board of Directors

Kevin B. Reid, Sr.
Corporate Secretary

Southport, Connecticut

April 17, 2025

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO PARTICIPATE IN THE LIVE ANNUAL MEETING VIA THE INTERNET AT WWW.VIRTUALSHAREHOLDERMEETING.COM/RGR2025. YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING. MOST STOCKHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET AT WWW.PROXYVOTE.COM, (2) BY TELEPHONE AT 1-800-690-6903, OR (3) BY REQUESTING AND RETURNING A PAPER PROXY USING THE POSTAGE-PAID ENVELOPE PROVIDED. STOCKHOLDERS MAY REQUEST THE PROXY MATERIALS AT WWW.PROXYVOTE.COM OR BY CALLING 1-800-579-1639.

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(Continued)

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Sturm, Ruger & Company, Inc.

April 17, 2025

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on May 29, 2025 proxy solicitation and voting information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Sturm, Ruger & Company, Inc. (the “Company”) for use at the 2025 Annual Meeting of Stockholders (the “Meeting” or the “Annual Meeting of Stockholders”) of the Company to be held live via the Internet at 9:00 a.m. Eastern Daylight Time on May 29, 2025, or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement has been posted and is available on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov and the Company’s website at www.ruger.com. In addition, stockholders may view or request the proxy materials at www.proxyvote.com or by calling 1-800-579-1639, and may vote their proxy at www.proxyvote.com or by calling 1-800-690-6903. Please review the proxy materials before voting your shares.

The mailing address of the principal executive office of the Company is 1 Lacey Place, Southport, Connecticut 06890.

In accordance with rules established by the SEC that allow companies to furnish their proxy materials over the Internet, on April 17, 2025, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024 to our stockholders who have not specified that they wish to receive paper copies of our proxy materials. The Notice of Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2024 and a form of proxy card. We believe this process will allow us to provide our stockholders with the information they need in a more timely, environmentally friendly and cost-effective manner. All expenses in connection with the solicitation of these proxies, which are estimated to be $150,000, will be borne by the Company. We encourage our stockholders to contact the Company’s transfer agent, Computershare Investor Services, LLC, or their stockbrokers to sign up for electronic delivery of proxy materials in order to reduce printing, mailing and environmental costs.

If your proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by: (i) giving written notice to the Company’s Secretary at the Company’s address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company’s Secretary before the Meeting or (iii) participating in the Meeting and voting via the Internet during the Meeting (although participation in the Meeting will not, in and of itself, constitute revocation of a proxy).

The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements, is enclosed herewith and has been posted and is available on the SEC’s website at www.sec.gov and the Company’s website at www.ruger.com.

Only holders of shares of Common Stock, $1.00 par value, of the Company (the “Common Stock”) of record at the close of business on April 3, 2025 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of Common Stock is entitled to one vote per share. As of April 3, 2025, 16,554,962 shares of Common Stock were issued and outstanding and there were no outstanding shares of any other class of stock. The presence of stockholders holding a majority of the issued and outstanding Common Stock, either present (participating in the internet Meeting) or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Directions to withhold authority to vote for the election of directors, abstentions, and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, only the proposal to ratify the independent auditors is considered a “routine” matter, and brokers are entitled to vote uninstructed shares only with respect to that proposal.

Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined, in accordance with the Company’s By-laws and applicable law, as follows:

•        Proposal No. 1 – Election of Directors: Directors will be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person (participating in the internet Meeting) or by proxy at the Meeting and entitled to vote. Consequently, the nine nominees who receive the greatest number of votes cast for election as Directors will be elected. Shares present, which are properly withheld as to voting with respect to any one or more nominees, and broker non-votes will not be counted as voting on the election of Directors and accordingly will have no effect as votes on the election of Directors.

•        Proposal No. 2 – Ratification of Independent Auditors: The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast with respect to Proposal No. 2 at the Meeting (and entitled to vote thereon) is required to ratify the appointment of RSM US LLP as the Company’s independent auditors for the 2025 fiscal year. Abstentions and broker non-votes are not considered to be votes cast and accordingly will have no effect on the outcome of such vote. As noted above, because the ratification of independent auditors is considered a “routine” matter, brokers are entitled to vote uninstructed shares with respect to Proposal No. 2.

•        Proposal No. 3 – Say on Pay: The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast with respect to Proposal No. 3 at the Meeting (and entitled to vote thereon) is required to approve the advisory vote on executive compensation. Abstentions and broker non-votes are not considered to be votes cast and accordingly will have no effect on the outcome of such vote.

LIST OF PROPOSALS AND RECOMMENDATIONS OF THE BOARD OF DIRECTORS

proposal no. 1 – election of directors

Nine Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and has qualified.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” each of the named nominees.

Proposal no. 2 – ratification of independent auditors

RSM US LLP has served as the Company’s independent auditors since 2005. Subject to the ratification of the Company’s stockholders, the Board of Directors has reappointed RSM US LLP as the Company’s independent auditors for the 2025 fiscal year.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” the ratification of RSM US LLP as the Company’s independent auditors.

Proposal no. 3 – Say On Pay

The Company shall seek an advisory vote on executive compensation.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” approval of the pay-for-performance compensation policies and practices employed by the Compensation Committee, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation in this Proxy Statement.

proposal no. 1 – election of directors

Nine Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and has qualified.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” each of the nominees named below.

director NOMINEES

The following table lists each nominee for Director and sets forth certain information concerning each nominee’s age, business experience, other directorships and committee memberships in publicly held corporations, current Board committee assignments, and qualifications to serve on the Board as of the date of this Proxy Statement. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director, the Board also believes that all of our Director nominees have established reputations of integrity, honesty and adherence to high ethical standards, and have demonstrated a commitment of service to the Company, an appreciation of its products, and a commitment to the Constitutional rights of American citizens to keep and bear arms. Each nominee has effectively demonstrated business acumen and the ability to exercise sound judgment in his or her individual careers and service on other public boards and board committees, as applicable.

Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by the Board of Directors.

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships, Current Committee Memberships and Board Qualifications
John A. Cosentino, Jr. Age 75 Director since August, 2005

Mr. Cosentino has been the Chairman of the Board of Habco Industries LLC since 2012, and Senior Advisor of Ironwood Capital Holdings LLC since 2012. He was a partner of Ironwood Manufacturing Fund, LP from 2002 to 2023, a Director of Simonds International, Inc. from 2001-2023, a Director of Flux Power Holdings, Inc. from 2020-2022, a Director of Addaero LLC from 2014 to 2019, a Director of Whitcraft LLC from 2011 to 2017, a Director of the Bilco Company from 2007 to 2016, Chairman of North American Specialty Glass LLC from 2005 to 2012, Vice-Chairman of Primary Steel LLC from 2005 to 2007, and a Director of the Wiremold Company from 1991 to 2000. Mr. Cosentino was a partner of Capital Resource Partners, LP from 1999 to 2001, Vice President-Operations of the Stanley Works from 1997 to 1999, President and Co-owner of PCI Group, Inc. and Rau Fastener, LLC from 1993 to 1996, President of the Otis Elevator-North America division of United Technologies from 1990 to 1993, and Group Executive of the Danaher Corporation from 1987 to 1990. Mr. Cosentino was the Company’s Vice-Chairman from April 28, 2010 to December 31, 2024, having served as Lead Director beginning in April, 2007, and the Lead Vice-Chairman on May 9, 2018 (which function encompasses the duties of Lead Director). He became Chairman of the Board of Directors in 2025, is currently Chairman of the Compensation Committee, and also a member of the Audit Committee of the Company. The Board believes that Mr. Cosentino’s extensive executive management, investment management and board experience qualify him to serve on the Board of Directors.

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships, Current Committee Memberships and Board Qualifications
Sandra S. Froman Age 75 Director since December, 2015

Ms. Froman is an attorney and formerly in private civil law practice with the Law and Mediation Office of Sandra S. Froman, P.L.C. She is a former partner of Snell & Wilmer, LLP, a former shareholder of Bilby & Shoenhair, PC, and a former partner of Loeb & Loeb, LLP. Ms. Froman is a former President and board member of the Arizona Bar Foundation. She taught law school courses at Santa Clara University Law School from 1983 to 1985. Ms. Froman has been a member of the Board of Directors of the National Rifle Association (“NRA”) since 1992. She served as a Vice President from 1998 to 2005 and as NRA President from 2005 to 2007. Over the years, Ms. Froman has chaired a number of NRA committees, including the Legal Affairs Committee, Executive Committee, the Legislative Policy Committee, the Grassroots Development Committee and the Industry Relations Task Force. She holds a lifetime position on the NRA Executive Council. She is also a former President and Trustee of the NRA Foundation and a former Trustee of the NRA Civil Rights Defense Fund. Ms. Froman is the former President of the Mzuri Wildlife Foundation and served on its Board from 2013 to 2022. Ms. Froman is the Chair of the Nominating and Corporate Governance Committee, and a member of the Compensation, and Risk Oversight Committees of the Company. The Board believes that Ms. Froman’s experience as an attorney and deep knowledge of, and involvement with, the firearms industry qualify her to serve on the Board of Directors.

Rebecca S. Halstead Age 66 Director since June 2022

Brigadier General (Retired, U.S. Army) Rebecca S. Halstead is the Chief Executive Officer and Founder of Steadfast Leadership, LLC, a private leader development training and consultant company founded in 2010. In that role, she has worked with hundreds of Fortune 500 companies, speaking on leadership, consulting and coaching. She has also worked for Thayer Leadership as an individual contractor; serving as a senior advisor and being a keynote speaker on leadership. She has been a consultant since 2011 on leadership and supply chain for Standard Process, a family-owned company that manufactures whole-food-based nutritional supplements. In 2023, she joined the Standard Process Board of Directors. Prior to establishing Steadfast Leadership, she served in the United States Army for 27 years and was a 1981 graduate of the United States Military Academy at West Point. From 1981 to 2008, General Halstead was a multifunctional logistician (supply chain management and distribution) and served in a variety of command and staff positions, nationally and internationally, as part of Joint and Coalition organizations. She earned an M.S. in National Resource Strategy (Advanced Manufacturing) from the Industrial College of the Armed Forces in 2000. Brigadier General Halstead culminated her career as the senior commanding general in charge of logistics in Iraq from 2005 to 2006 in support of 250K personnel, followed by commanding the army’s Ordnance Center and Schools, where she was responsible for the academic training and leader development for all enlisted and commissioned officers with vehicle and weapons maintenance, munitions and explosive ordnance skillsets. Brigadier General Halstead is a member of the Nominating and Corporate Governance, Risk Oversight, and Capital Policy Committees of the Company. The Board believes that Brigadier General Halstead’s years of military experience and leadership, in addition to her extensive knowledge of the firearms industry, qualify her to serve on the Board of Directors.

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships, Current Committee Memberships and Board Qualifications
Christopher J. Killoy Age 66 Director since August, 2016

Mr. Killoy was CEO of the Company from May 9, 2017 to February 28, 2025 and served as President from January 1, 2014 to February 28, 2025. He was COO of the Company from January 1, 2014 to May 9, 2017. Prior to that, Mr. Killoy served as Vice President of Sales and Marketing beginning in November 2006. Mr. Killoy originally joined the Company in 2003 as Executive Director of Sales and Marketing, and subsequently as Vice President of Sales and Marketing from 2004 to 2005. From 2005 to 2006, Mr. Killoy served as Vice President and General Manager of Savage Range Systems. Prior to joining Ruger, Mr. Killoy was Vice President of Sales and Marketing for Smith & Wesson. He is a member of the Board of Governors of the National Shooting Sports Foundation (NSSF) and a member of the Board of Directors of Velocity Outdoor, a subsidiary of Compass Diversified Holdings. Mr. Killoy is a 1981 graduate of the United States Military Academy at West Point and subsequently served in a variety of Armor and Infantry assignments in the U.S. Army. The Board believes that Mr. Killoy’s intimate knowledge of the Company, his service as the CEO and President of the Company and his extensive business and management experience in the firearms industry qualify him to serve on the Board of Directors.

Terrence G. O’Connor Age 69 Director since September, 2014

Mr. O’Connor has spent over 30 years in the financial services industry. Mr. O’Connor has been a principal of High Rise Capital Partners, LLC, a private real estate investment firm, since 2010 (including its predecessor company). He was the sole owner of Pokka, LLC an e-commerce company specializing in writing instruments. He previously served as the Managing Partner of Cedar Creek Management, LLC, a private investment partnership, and as Partner at HPB Associates, also a private investment firm. Between 1990 and 1992, Mr. O’Connor served as an analyst with Feshbach Brothers. Prior to that, Mr. O’Connor spent 10 years at Kidder Peabody as a principal in equity sales and investment banking. Mr. O’Connor served as a Board Member of Covenant House New Jersey and on the Finance and Investment Committees of Covenant House International. He also served on the Compliance, Audit and Special Committees of SRV Bancorp. Mr. O’Connor is the Chairman of the Company’s Capital Policy Committee, and a member of the Company’s Nominating and Corporate Governance, Compensation, and Audit Committees. The Board believes that Mr. O’Connor’s financial insight and extensive knowledge of the firearms industry qualify him to serve on the Board of Directors.

Amir P. Rosenthal Age 63 Director since January, 2010

Mr. Rosenthal is currently Chief Operating Officer of The Granite Group Wholesalers LLC and has been in this role since 2022. He served as its Chief Financial Officer from 2018 to 2021. He was the Executive Vice President and a member of the Board of Advisors for Kensington Investment Corporation from 2017 to 2018. Before that, Mr. Rosenthal was the President of Performance Sports Group Ltd. (formerly Bauer Performance Sports Ltd.) from 2015 to 2016. He served as its Chief Financial Officer and Executive Vice President of Finance and Administration from 2012 to 2015, and Chief Financial Officer from 2008 to 2012. From 2001 to 2008, Mr. Rosenthal served in a variety of positions at Katy Industries, Inc., including Vice President, Chief Financial Officer, General Counsel and Secretary. From 1989 to 2001, Mr. Rosenthal served in a variety of positions at Timex Corporation, including Treasurer, Counsel and Senior Counsel, as well as Director and Chairman of Timex Watches Ltd. Mr. Rosenthal currently is the Chairman of the Company’s Audit Committee, and a member of the Company’s Risk Oversight, Nominating and Corporate Governance, and Capital Policy Committees. The Board believes that Mr. Rosenthal’s comprehensive business, legal and financial expertise qualifies him to serve on the Board of Directors.

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships, Current Committee Memberships and Board Qualifications
Todd W. Seyfert Age 55

Mr. Seyfert was appointed CEO and President of the Company on March 1, 2025. Before joining the Company, Mr. Seyfert served as President of DometicGroup from January 2024 to March 1, 2025. Prior to that, he was CEO of FeraDyne Outdoors, LLC from February 2016 to May 2023. From February 2015 to February 2016, he served as Senior Vice President of Sales for Vista Outdoor, Inc. Before that, he served as Group Vice President of Sales, Marketing and Distribution for ATK Sporting Group from March 2013 to February 2015. Additionally, Mr. Seyfert held key leadership roles in several other manufacturing and consumer goods companies like Magnum Research, Bushnell, Michaels of Oregon, and Birchwood Laboratories. The Board believes that Mr. Seyfert’s extensive industry background coupled with his operational excellence, team development and financial management qualifies him to serve on the Board of Directors.

Ronald C. Whitaker Age 77 Director since June, 2006

Mr. Whitaker served as the President and CEO of Hyco International from 2003 and as a member of its Board from 2001 until his retirement in 2011. In 2013, he joined the Board of Payne & Dolan (now Walbec Group), a family owned infrastructure construction business based in Wisconsin, and currently serves as a member of the Compensation Committee. Mr. Whitaker was a Board member of Global Brass and Copper Holdings, Inc. from 2011-2019, and served as the Lead Director, Chairman of its Compensation Committee and as a member of its Audit, and Nominating and Corporate Governance Committees. He was the Chairman of the Indiana University Manufacturing Policy Initiative at the School of Public and Environmental Affairs from June 2017 to 2020. Mr. Whitaker was a Board member of Pangborn Corporation from 2006 to 2015 and served as the chair of its Compensation Committee. He was a member of the Board and Executive Committee of Strategic Distribution, Inc., and was its President and CEO from 2000 to 2003. Mr. Whitaker was the President and CEO of Johnson Outdoors from 1996 to 2000, and CEO, President and Chairman of the Board of Colt’s Manufacturing Co., Inc. from 1992 to 1995. He is a former Board member of Firearms Training Systems, Group Decco, Michigan Seamless Tube, Precision Navigation, Inc.; Weirton Steel Corporation and Code Alarm, and a former Trustee of the College of Wooster. Mr. Whitaker was the Chairman of the Company’s Board of Directors from 2019-2024 and is currently a member of the Compensation and the Audit Committees. The Board believes that Mr. Whitaker’s significant executive, board and firearms industry experience, and his knowledge of the Company’s products qualify him to serve on the Board of Directors.

Phillip C. Widman Age 70 Director since January, 2010

Mr. Widman was the Senior Vice President and Chief Financial Officer of Terex Corporation from 2002 until his retirement in 2013. In 2014, Mr. Widman joined the Board of Directors of Enviri Corporation, where he serves on its Audit Committee, and a member of its Governance Committee. Also in 2014, Mr. Widman joined the Board of Directors of V2X, Inc. and serves as a member of its Audit Committee and Chairs the Compensation and Human Capital Committee. He served as a Board and Nominating and Governance Committee member, and as Audit Committee chair, of Lubrizol Corp from November 2008 until September 2011. Mr. Widman was the Executive Vice President and Chief Financial Officer of Philip Services Corporation from 1998 to 2001. Mr. Widman currently is Lead Vice Chairman, Chairman of the Company’s Risk Oversight Committee, and a member of the Compensation and Capital Policy Committees. Mr. Widman graduated from University of Michigan where he received a Bachelor of Business Administration degree and from Eastern Michigan University with a Master of Business Administration. The Board believes that Mr. Widman’s extensive business management, board and audit committee experience, financial expertise and personal experience in the shooting sports qualify him to serve on the Board of Directors.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” each of the nominees named above.

the board of directors, its committees AND POLICIES

The Board of Directors is committed to good business practice, transparency in financial reporting and the highest level of corporate governance. To that end, the Board of Directors and its Committees continually review the Company’s governance policies and practices as they relate to the practices of other public companies, the guidance of specialists in corporate governance, the rules and regulations of the SEC, Delaware law (the state in which the Company is incorporated) and the listing standards of the New York Stock Exchange (“NYSE”).

Corporate Board Governance Guidelines and Code of Business Conduct and Ethics

The Company’s corporate governance practices are embodied in the Corporate Board Governance Guidelines. In addition, the Company has adopted a Code of Business Conduct and Ethics, which governs the obligation of all employees, executive officers, and Directors of the Company to conform their business conduct to be in compliance with all applicable laws and regulations, among other things. The Company actively monitors internal compliance with the Code of Business Conduct and Ethics. Copies of the Corporate Board Governance Guidelines and Code of Business Conduct and Ethics are posted on the Company’s website at www.ruger.com and are available in print to any stockholder who requests them by contacting the Corporate Secretary as set forth in “STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS” below.

Political Contributions Policy

The Board of Directors established a Political Contributions Policy providing for the disclosure of political contributions, if any, as defined in the Political Contributions Policy, in excess of $50,000 in the aggregate. A copy of the Political Contributions Policy is posted on the Company’s website at www.ruger.com.

Human Rights

The Company is committed to conducting its business in a manner that respects the human rights of stakeholders, which include our employees, business partners and the communities in which we operate. To that end, the Company adopted a Human Rights Policy Statement in October 2019, which is available at www.ruger.com and applies to all of the Company’s operations and facilities. Ultimate oversight for issues related to the Company’s Human Rights Policy Statement resides with the Board of Directors.

The Company expects all employees and third parties that it conducts business with, including suppliers, vendors and other business partners, to conduct themselves in accordance with the Company’s Human Rights Policy Statement and other Company policies and applicable laws and regulations described in the Human Rights Policy Statement. The Company has integrated the Human Rights Policy Statement and the Company’s Code of Business Conduct and Ethics into its internal training programs, which are mandatory for all employees.

Human Capital

The Board of Directors and Company management deeply value Company employees and recognize the critical role they play in the Company’s overall success. The Company is dedicated to attracting, developing, and retaining employees by providing a preferred work environment that epitomizes our core values of Integrity, Respect, Innovation and Teamwork.

The Company seeks to attract candidates and retain employees by offering competitive compensation packages, which include:

•        Base wages,

•        Profit sharing,

•        Medical and welfare coverages,

•        Paid holidays and other paid time off, and

•        401(k) plan participation and matching program.

The Company believes its compensation packages:

•        Provide a base level of compensation to reflect an individual’s role and responsibilities,

•        Recognize and reward employees for the Company’s success, and

•        Provide for the safety, security and well-being of employees.

Our primary vehicle for human capital development is Ruger University, which has a mission to:

•        Enhance the understanding of our industry, Company and culture,

•        Strengthen the technical, interpersonal and leadership skills of each employee, and

•        Allow employees to positively change their own lives while creating value for all Ruger stakeholders.

All employees participate in Ruger University courses to satisfy mandatory training and job-specific requirements. Beyond that, all employees have access to Ruger University learning content, which includes computer skills, leadership, business basics, principles of finance and accounting, and many others. Content is accessible from work computers, home computers, and personal mobile devices.

The Company conducts Associate Engagement Surveys for all employees, which are administered by a neutral third party. The Company analyzes survey responses carefully, which helps Company management understand, assess and improve employee satisfaction using dedicated, site-specific action plans.

In addition to its educational initiatives, the Company also has a myriad of policies and procedures regarding occupational health and safety that cover the Company’s employees, facilities, and operations. As a manufacturer that proudly produces its products in the United States, the Company prioritizes the health and safety of its 1,800 employees.

The Board’s Role in Risk Oversight

The Board recognizes that oversight of risk management is an important function and, for that reason, created the Risk Oversight Committee in 2010. Since that time, the Board has received regular reports from the Risk Oversight Committee and senior management in areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, reputational and industry-related risks. The Risk Oversight Committee and the full Board reviewed and discussed these reports with the goal of overseeing the identification and management of, and the development of mitigation strategies for, these risks.

As part of its ongoing evaluation of Board efficacy and structure, in 2024 the Board carefully considered this model for evaluating and managing risk. Among other things, the Board observed that, typically, the entire Board was present for meetings of the Risk Oversight Committee and participated in risk discussions, rendering further discussions at Board meetings largely redundant. Accordingly, the Board decided to dissolve the Risk Oversight Committee and, going forward, the Board will hold these discussions with management in connection with regular Board meetings with the continued goal of overseeing the identification and management of, and the development of mitigation strategies for, these risks. The Board believes that this approach will promote efficiency and help ensure participation by all Directors.

Independent, Non-Management Directors

More than a majority of the current Directors are “independent” under the rules of the NYSE. The Board has affirmatively determined that none of Messrs. Cosentino, O’Connor, Rosenthal, Widman, and Whitaker or Ms. Froman or Ms. Halstead, has or had a material relationship with the Company or any affiliate of the Company, either directly or indirectly, as a partner, shareholder or officer of an organization (including a charitable organization) that has a relationship with the Company, and are therefore “independent” for such purposes under the rules of the NYSE, including Rule 303A thereof.

The Company contracts with the National Rifle Association (“NRA”) for some of its promotional and advertising activities. Ms. Froman serves on the Board of Directors of the NRA.

The independent, non-management members of the Board meet regularly in executive sessions and the independent, non-executive Chairman of the Board, or in his absence, the Lead Vice Chairman (the independent, non-management Vice Chairman), leads each such meeting. John A. Cosentino, Jr. has served as the non-executive

Chairman of the Board since January 1, 2025. Previously, Ronald C. Whitaker had served as the non-executive Chairman of the Board from May 8, 2019 until December 31, 2024. Phillip C Widman has served as the sole Lead Vice Chairman since January 1, 2025. John A. Cosentino, Jr. served as the sole Vice Chairman from April 28, 2010 through May 9, 2017, and as the sole Lead Vice Chairman since May 9, 2017, through December 31, 2024.

Board Leadership Structure

In 2007, the By-Laws were amended to require the Chairman of the Board to be an independent, non-management Director who would preside at all meetings of the Board, including meetings of the independent, non-management Directors in executive session, which would generally occur as part of each regularly scheduled Board meeting. The separation of Chairman and Chief Executive Officer duties recognizes the difference in the two roles: the Chairman of the Board leads the Board of Directors as it provides guidance to and oversight of the CEO, while the CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The 2007 By-Laws amendment also provided that an independent, non-management Lead Director would be named to preside at stockholder, Board and executive session meetings and to act as an intermediary between the non-management Directors and management of the Company when special circumstances exist or communication out of the ordinary course is necessary, such as the absence or disability of the non-executive Chairman of the Board. In 2010, the Board amended the By-Laws to create the position of Vice Chairman, who assumes the duties of Lead Director as outlined above. In 2017, the By-Laws were amended to permit a second Vice Chairman, who does not need to be independent. Michael O. Fifer served in that role from May 9, 2017 to December 31, 2024.

Board Skills Matrix

In response to requests from shareholders for more detailed information regarding our Directors’ qualifications, the Nominating and Corporate Governance Committee developed the following skills matrix. The matrix provides a basis for comparing the relative skills and experience of Directors to those the Board believes are important to developing effective strategies to address current and emerging governance, risk, and business issues relevant to the Company and our industry.

	John A. Cosentino, Jr.	Sandra S. Froman	Rebecca S. Halstead	Christopher J. Killoy	Terrence G. O’Connor	Amir P. Rosenthal	Todd W. Seyfert	Ronald C. Whitaker	Phillip C. Widman
Executive Senior executive responsible for overall management of a complex enterprise	2	1	2	2	1	2	2	2	2
Public Company Significant C-suite or board experience in a public company; familiar with board management and corporate governance	2	1	1	2	1	2	2	2	2
Financial Experience in financial management and/or accounting	2	0	0	2	1	2	2	2	2
Manufacturing Product manufacturing operations; innovation and new product development; VOC; lean; supply chain	2	1	1	2	1	1	2	2	2
Sales and Marketing Consumer product sales & marketing (including online); brand management; advertising risks Consumer product sales & marketing (including online); brand management; advertising risks & opportunities	2	1	1	2	1	1	2	2	1
Risk Management Market risk; security; cyber; insurance	2	2	2	2	2	2	1	1	2
Legal and Regulatory Corporate public company law and regulation; firearms industry regulation and compliance; firearms industry litigation	2	2	0	1	1	2	1	2	2

2=Current experience or significant past experience in the category

1=Past experience in the category

0=Minimal or no other experience in the category

Board Refreshment Strategy

The Board recognizes the importance of a robust Board refreshment strategy, and strives to balance the competing goals of fresh perspective and institutional knowledge.

The Board’s primary goal is to add directors with the skills, experience and diversity necessary to optimize shareholder value in light of anticipated market challenges and opportunities.

As a result of Mr. Killoy’s previously announced retirement from the position of CEO of the Company in 2025, CEO succession and the continuity and stability of the Company during this critical transition were top priorities of the Board. Following Todd W. Seyfert’s appointment as CEO on March 1, 2025, the Board adopted a Board refreshment strategy as follows: (1) for Directors serving on the Board at the time of adoption of the new board refreshment policy, such Directors will be required to step down no later than the annual meeting following their 78th birthday; and (2) new Directors not serving on the Board at the time of adoption of the new board refreshment policy will be required to step down no later than the annual meeting following their 75th birthday or after 15 years of service as a Director of the Company, whichever comes first. Accordingly, Ronald C. Whitaker does not plan on serving as a Director after the Company’s 2026 annual meeting.

Director Resignation Policy

In 2008, the Board of Directors established a policy whereby any Director who experiences a change in employment must submit his or her resignation to the Board for its consideration.

Membership and Meetings of the Board and Its Committees

Following the 2024 Annual Meeting of Stockholders, the members of the Board were John A. Cosentino, Jr., Christopher J. Killoy, Terrence G. O’Connor, Amir P. Rosenthal, Ronald C. Whitaker, Phillip C. Widman, Sandra S. Froman, Michael O. Fifer, and Rebecca S. Halstead.

The Board of Directors held 15 meetings during 2024, including four regular meetings and eleven special meetings. Each Director attended at least 92% of the meetings of the Board and of the Committees on which he or she served that were held during 2024. In addition, all members of the Board attended the 2024 virtual Annual Meeting of Stockholders. It is the policy of the Company that attendance at all meetings of the Board, all Committee meetings, and the Annual Meeting of Stockholders is expected, unless a Director has previously been excused by the Chairman of the Board for good cause.

Committee memberships at year end and the number of meetings of the full Board and its Committees held during the fiscal year 2024 are set forth in the table below. When feasible and appropriate, it is the practice of the Board to hold its regular Committee meetings in conjunction with the regular meetings of the Board of Directors. Each Committee is governed by a written charter that has been adopted by the Board. A copy of each Committee’s charter is posted on the Company’s website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS” below.

Membership and Meetings of the Board and its Committees Table For Year 2024

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Oversight Committee	Capital Policy Committee
Ronald C. Whitaker	Chairman	Member	Member
John A. Cosentino, Jr.	Lead Vice Chairman	Member	Chair
Amir P. Rosenthal	Member	Chair		Member	Member	Member
Phillip C. Widman	Member		Member		Chair	Member
Terrence G. O’Connor	Member	Member	Member	Member		Chair
Sandra S. Froman	Member		Member	Chair	Member
Michael O. Fifer	Vice Chairman				Member	Member
Christopher J. Killoy	Member					Member
Rebecca S. Halstead	Member			Member	Member	Member
Total Number of Meetings	15	5	4	5	3	5

committees of the board

Audit Committee

In 2024, the members of the Audit Committee of the Board were Amir P. Rosenthal, John A. Cosentino, Jr., Terrence G. O’Connor, and Ronald C. Whitaker. Mr. Rosenthal serves as Chairman of the Audit Committee. All members of the Audit Committee are considered “independent” for purposes of service on the Audit Committee under the rules of the NYSE, including Rule 303A thereof, and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Audit Committee are financially literate and have a working familiarity with basic finance and accounting practices. In addition, the Company has determined that each of Messrs. Rosenthal, Cosentino, and Whitaker is an audit committee financial expert as defined by the SEC rules and regulations.

The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its responsibility with respect to its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee prepares the report required by the SEC rules included in this Proxy Statement.

Report of the Audit Committee*

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the audited financial statements.

RSM US LLP is the independent registered public accounting firm appointed by the Company, and ratified by the Company’s stockholders on May 30, 2024, to serve as the Company’s independent auditors for the 2024 fiscal year. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by PCAOB Auditing Standard 1301 (Communications with Audit Committees) and the Securities and Exchange Commission. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, and has received the written disclosures and the letter from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and RSM US LLP’s report regarding its internal controls as required by NYSE Rule 303A.07. The Audit Committee also has considered whether RSM US LLP’s provision of non-audit services to the Company is compatible with maintaining its independence from the Company.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during fiscal year 2024.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

____________

*       The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be “soliciting material” or “filed” under the Acts.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by RSM US LLP.

AUDIT COMMITTEE
Amir P. Rosenthal, Chairman John A. Cosentino, Jr. Terrence G. O’Connor Ronald C. Whitaker

February 14, 2025

Compensation Committee

In 2024, the members of the Compensation Committee of the Board were John A. Cosentino, Jr., Sandra S. Froman, Terrence G. O’Connor, Phillip C. Widman, and Ronald C. Whitaker. Mr. Cosentino serves as Chairman of the Compensation Committee. Messrs. Cosentino, O’Connor, Widman, and Whitaker and Ms. Froman are considered “independent” for purposes of service on the Compensation Committee under the rules of the NYSE, including Rule 303A thereof.

The purposes of the Compensation Committee are: (i) discharging the responsibilities of the Board with respect to the compensation of the Chief Executive Officer of the Company, the other executive officers of the Company and members of the Board; (ii) establishing and administering the Company’s cash-based and equity-based incentive programs; and (iii) producing an annual report on executive compensation to be included in the Company’s annual Proxy Statement, in accordance with the rules and regulations of the NYSE and the SEC, and any other applicable rules or regulations. The Compensation Committee has the authority to form and delegate authority to one or more subcommittees, made up of one or more of its members, as it deems appropriate from time to time.

Compensation Committee Interlocks and Insider Participation

During the 2024 fiscal year, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current executive officers of the Company serve on the Compensation Committee.

Compensation Committee Report on Executive Compensation*

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
John A. Cosentino, Jr., Chairman Sandra S. Froman Terrence G. O’Connor Ronald C. Whitaker Phillip C. Widman

April 17, 2025

____________

*       The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Acts, except to the extent that deemed to be “soliciting material” or “filed” under the Acts deemed to be “soliciting material” or “filed” under the Acts.

Nominating and Corporate Governance Committee

In 2024, the members of the Nominating and Corporate Governance Committee of the Board were Sandra S. Froman, Rebecca S. Halstead, Terrence G. O’Connor, and Amir P. Rosenthal. Ms. Froman serves as Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible to the Board for identifying, vetting and nominating potential Directors and establishing, maintaining and supervising the corporate governance program. Some of these responsibilities are discussed in more detail below.

As required under its charter, the Nominating and Corporate Governance Committee has adopted criteria for the selection of new Directors, including, among other things, career specialization, technical skills, strength of character, independent thought, practical wisdom, mature judgment and cultural, gender and ethnic diversity. The Committee considers it important for Directors to have experience serving as a chief executive or financial officer (or another, similar position) in finance, audit, manufacturing, advertising, military or government, and to have knowledge and familiarity of firearms and the firearms industry. The Committee will also consider any such qualifications as required by law or applicable rule or regulation, and will consider questions of independence and conflicts of interest. In addition, the following characteristics and abilities, as excerpted from the Company’s Corporate Board Governance Guidelines, will be important considerations of the Nominating and Corporate Governance Committee:

•        Personal and professional ethics, strength of character, integrity and values;

•        Success in dealing with complex problems or having excelled in a position of leadership;

•        Sufficient education, experience, intelligence, independence, fairness, ability to reason, practicality, wisdom and vision to exercise sound and mature judgment;

•        Cultural, gender and ethnic diversity;

•        Stature and capability to represent the Company before the public and the stockholders;

•        The personality, confidence and independence to undertake full and frank discussion of the Company’s business assumptions;

•        Willingness to learn the business of the Company, to understand all Company policies and to make themselves aware of the Company’s finances;

•        Willingness at all times to execute their independent business judgment in the conduct of all Company matters; and

•        Diversity of skills, attributes and experience which augment the composition of the Board in execution of its oversight responsibilities to the benefit to the Company.

The charter also grants the Nominating and Corporate Governance Committee the responsibility to identify and meet individuals believed to be qualified to serve on the Board and recommend that the Board select candidates for directorships. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for Director, as set forth in the charter, includes inquiries into the backgrounds and qualifications of candidates. These inquiries include studies by the Nominating and Corporate Governance Committee and may also include the retention of a professional search firm to assist it in identifying or evaluating candidates.

The Nominating and Corporate Governance Committee has a written policy which states that it will consider Director candidates recommended by stockholders. There is no difference in the manner in which the Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders and the manner in which it evaluates candidates recommended by other sources. Shareholder recommendations for the nomination of directors should set forth (a) as to each proposed nominee, (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act

(including such person’s written consent to be named as a nominee and to serve as a Director of the Company if elected); (b) as to the shareholder giving the notice, (i) their name and address, as they appear on the Company’s books, (ii) the number of shares of the Company which are beneficially owned by such shareholder and (iii) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Company which are beneficially owned by such person. The Company may require any proposed nominee to furnish such other information as it may reasonably need to determine the eligibility of a proposed nominee to serve as a Director of the Company, including a statement of the qualifications of the candidate and at least three business references. All recommendations for nomination of Directors should be sent to the Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890. The Corporate Secretary will accept such recommendations and forward them to the Chairman of the Nominating and Corporate Governance Committee. In order to be considered for inclusion by the Nominating and Corporate Governance Committee as a candidate at the Company’s next Annual Meeting of Stockholders, stockholder recommendations for Director candidates must be received by the Company in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than January 29, 2026 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and no later than February 28, 2026 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders).

The Company has not rejected any Director candidates put forward by a stockholder or group of stockholders who beneficially owned more than 5% of the Company’s Common Stock for at least one year prior to the date of the recommendation.

Risk Oversight Committee

In 2024, the members of the Risk Oversight Committee were Phillip C. Widman, Michael O. Fifer, Sandra S. Froman, Rebecca S. Halstead, and Amir P. Rosenthal. Phillip C. Widman serves as Chairman of the Risk Oversight Committee.

The Board established the Risk Oversight Committee in 2010 to collaborate with the Company’s executive team in assisting the Board in fulfilling its responsibility with respect to the Company’s enterprise risk management oversight. The Risk Oversight Committee’s responsibilities and roles are as follows:

•        To monitor all enterprise risk. In doing so, the Committee recognizes the responsibilities delegated to other committees of the Board, and understands that the other committees of the Board may emphasize specific risk monitoring through their respective activities.

•        To receive, review and discuss regular reports from senior management in areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, reputational and industry-related risks.

•        To discuss with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessments and risk management policies.

•        To study or investigate any matter of interest or concern that the Committee deems appropriate.

As discussed above under “THE BOARD’S ROLE IN RISK OVERSIGHT,” the Board plans to dissolve the Risk Oversight Committee and consider these matters in connection with regular Board meetings. The Board believes that this will more efficiently ensure that all Directors are informed and involved in enterprise risk discussions

Capital Policy Committee

In 2024, the members of the Capital Policy Committee were Terrence G. O’Connor, Michael O. Fifer, Rebecca S. Halstead, Christopher J. Killoy, Amir P. Rosenthal, and Phillip C. Widman. Terrence G. O’Connor serves as Chairman of the Capital Policy Committee.

The Board established the Capital Policy Committee in 2016 to help the Board fulfill its responsibility for the Company’s capital allocation oversight. The Capital Policy Committee’s responsibilities and roles are as follows:

•        To ensure that the Company has a clearly articulated plan for capital structure, dividend policy and share repurchases that considers future growth plans, business and financial risks, and financial and regulatory constraints.

•        To discuss with management the Company’s major internal capital investments, and monitor the effectiveness of such investments as a whole.

•        To review all significant proposed external transactions, such as mergers, acquisitions, divestitures, joint ventures and equity investments.

•        To ensure that share repurchases by the Company, if any, are executed pursuant to a program that has been reviewed by legal counsel to ensure that the applicable legal requirements have been satisfied.

As part of its ongoing evaluation of Board efficacy and structure, in 2024 the Board evaluated the committee structure, including the number of committees, purpose of committees, committee membership, and efficacy of committees. The Board observed that, while the Capital Policy Committee carefully considered the various matters as articulated in the Committee’s Charter, the capital structure, dividend policy, share repurchases, and other uses of capital all were ultimately considered and approved by the full Board. Moreover, a special meeting of the Board to consider and approve any recommendation of the Capital Policy Committee is required to implement any recommendation. As such, the Board concluded that it makes little sense to have two meetings when one will suffice. Accordingly, the Board decided to dissolve the Capital Policy Committee and address these matters as a full Board going forward.

director compensation

The Board believes that compensation for the Company’s non-management Directors should be a combination of cash and equity-based compensation. The Directors and the Compensation Committee annually review Director compensation utilizing published compensation studies. Any recommendations for changes are made to the full Board by the Compensation Committee.

Directors’ Fees and Other Compensation

Effective June 1, 2022, the Board approved a fee schedule whereby non-management Directors receive base annual retainer compensation as follows:

Chairman of the Board	$188,000
Lead Vice Chairman	$155,000
Vice Chairman	$145,000
All others	$130,000

The retainer compensation is paid as 2/3 in cash and 1/3 in one-year restricted stock grants. In addition to the annual retainer fees, all non-management Directors receive annual long-term equity compensation of $65,000 paid in the form of three-year restricted stock units. All non-management Directors also receive long-term equity compensation of $100,000, in the form of five-year restricted stock units, upon joining the Board of Directors.

Committee Chairpersons receive the following additional annual retainer:

Audit	$20,000
Compensation	$15,000
Capital Policy	$12,000
Nominating and Corporate Governance	$12,000
Risk Oversight	$12,000

The Company’s one management Director, Chief Executive Officer Christopher J. Killoy, did not receive compensation for his service as a member of the Board of Directors.

On May 30, 2024, the annual restricted shares awarded on June 8, 2023 vested and the related shares were issued to the then-current non-management Directors. On May 13, 2024, the long-term restricted stock awarded on May 13, 2021 vested and the related shares were issued to the then-current non-management Directors. In addition, on May 31, 2024, the then-current non-management Directors were granted their 2024 annual and long-term awards of restricted stock.

On February 20, 2025, the Company entered into a Second Amended and Restated Agreement (the “Amended Killoy Agreement”) with Christopher J. Killoy, who was then serving as became the Chief Executive Officer of the Company. The Amended Killoy Agreement provides for: (i) Mr. Killoy to continue to serve as Chief Executive Officer of the Company until March 1, 2025, and to resign from such position on such date, (ii) Mr. Killoy to thereafter be employed as Special Advisor to the CEO and Board of Directors following such resignation until the date of the 2025 Annual Meeting of Stockholders, at his then-present rate of compensation, (iii) Mr. Killoy to resign from his position as Special Advisor to the CEO and Board of Directors on the date of the 2025 Annual Meeting of Stockholders and thereafter be engaged by the Company as a consultant for a period of 36 months, (iv) the Company to compensate Mr. Killoy for such consulting services at the rate of $275,000 per annum during such consulting period, (v) the continued vesting of Mr. Killoy’s restricted stock unit awards as if Mr. Killoy remained employed as the CEO of the Company, and (vi) a prohibition against Mr. Killoy engaging in certain activities that compete or interfere with the Company during the period he is providing services under the Amended Killoy Agreement. The compensation paid to Mr. Killoy under the Amended Killoy Agreement is not related to, or predicated upon, his past, present, or future service as a Director.

On January 15, 2025, the Company entered into an Employment Agreement (the “Seyfert Agreement”) with Mr. Todd W. Seyfert, who became the President and Chief Executive Officer of the Company on March 1, 2025. The Seyfert Agreement provides for: (i) Mr. Seyfert to serve as President and Chief Executive Officer of the Company starting on March 1, 2025, Mr. Seyfert’s nomination for election to the Company’s Board at the 2025

Annual Meeting of Stockholders described herein, and, subject to the approval of the Company’s stockholders at the Meeting, that Mr. Seyfert will join the Company’s Board as a director thereafter, (ii) the Company to pay Mr. Seyfert a base salary at a rate of not less than $750,000 per annum, (iii) Mr. Seyfert to be eligible to receive, during the period he serves as Chief Executive Officer of the Company, an annual target cash performance bonus equal to 100% of his Base Salary (as defined therein), and equity-based incentive compensation and annual retention equity-based incentive compensation, each equal to 125% of his Base Salary, (iv) Mr. Seyfert to receive up to $345,000 in cash from the Company to compensate Mr. Seyfert for vested or earned incentive compensation with respect to the performance of Mr. Seyfert or his former employer in 2024 that was forfeited by Mr. Seyfert with respect to his prior employment as a result of entering into the Seyfert Agreement and performing his obligations thereunder, (v) Mr. Seyfert to receive a one-time award of 40,000 RSUs, which shall convert into shares of the Company’s Common Stock on a one-to-one basis when vested, a portion of which shall be subject to time-based vesting and a portion of which shall be subject to performance-based vesting, (vi) if Mr. Seyfert is terminated by the Company without Cause (as defined therein) or if Mr. Seyfert terminates his employment with Good Reason (as defined therein), in each case prior to any Change in Control (as defined therein) of the Company, (a) Mr. Seyfert shall be entitled to receive a lump sum cash payment equal to 18 months of Base Salary, (b) the prorated portion of Mr. Seyfert’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall vest and be paid in accordance with their terms and (c) Mr. Seyfert shall be entitled to continued medical insurance benefits for the period not to exceed 18 months from the date Mr. Seyfert’s employment with the Company terminates, (vii) if a Change in Control occurs and, within 24 months thereafter, if Mr. Seyfert is terminated by the Company without Cause or if Mr. Seyfert terminates his employment with Good Reason, (a) Mr. Seyfert shall be entitled to receive a lump sum cash payment equal to 24 months of Annual Compensation (as defined therein), (b) Mr. Seyfert’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall fully vest and be paid in a lump sum equal to the cash value of the subject vested shares of Common Stock as of the effective date of such Change in Control and (c) Mr. Seyfert shall be entitled to continued medical insurance benefits for the period not to exceed 24 months from the date Mr. Seyfert’s employment with the Company terminates and (viii) a prohibition against Mr. Seyfert engaging in certain activities that compete or interfere with the Company during his employment with the Company and for 2 years thereafter.. The compensation paid to Mr. Seyfert under the Seyfert Agreement is not related to, or predicated upon, his past, present or future service as a Director.

Directors are covered under the Company’s business travel accident insurance policy for $1,000,000 while traveling on Company business, and are covered under the Company’s director and officer liability insurance policies for claims alleged in connection with their service as Directors.

All Directors were reimbursed for reasonable out-of-pocket expenses related to attendance at Board, Committee and stockholder meetings.

DIRECTORS’ COMPENSATION TABLE FOR YEAR 2024

The following table reflects the compensation received during the 2024 fiscal year by each non-management Director.
Name	Fees Earned or Paid in Cash (1) ($)	Number of Shares Underlying Stock Awards (#)	Stock Awards (2) ($)	Other Compensation ($)	Total Director Compensation (3) ($)
Ronald C. Whitaker	$125,333	2,944	$127,667	—	$253,000
John A. Cosentino, Jr.	$113,333	2,806	$121,667	—	$235,000
Amir P. Rosenthal	$100,000	2,652	$115,000	—	$215,000
Phillip C. Widman	$94,667	2,590	$112,333	—	$207,000
Terrence G. O’Connor	$94,667	2,590	$112,333	—	$207,000
Sandra S. Froman	$94,667	2,590	$112,333	—	$207,000
Michael O. Fifer	$96,667	2,613	$113,333	—	$210,000
Rebecca S. Halstead	$86,667	2,498	$108,333	—	$195,000

Notes to Directors’ Compensation Table

(1)    See “DIRECTORS’ FEES AND OTHER COMPENSATION” above.

(2)    Represents aggregate grant date fair value of non-qualified equity awards made to each non-management Director on May 31, 2024 under the 2023 Stock Incentive Plan in accordance with the Director annual fee schedule approved in February 2022. The amounts shown represent the full grant date fair value of the awards calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum unit value expected upon the attainment of the time-based vesting of the awards.

(3)    The Company’s non-management Directors do not receive non-equity incentive plan compensation, stock options, pension benefits or non-qualified deferred compensation.

Directors’ and Executive Officers’ Beneficial Equity Ownership

The Board has established a minimum equity ownership requirement for independent, non-management Directors of five times their annual base cash retainer to be achieved within five years of the date of adoption or the date of a Director’s election. As Directors are expected to hold a meaningful ownership position in the Company, a significant portion of overall Director compensation is intended to be in the form of Company equity. This has been partially achieved through the annual deferred equity awards made to the Directors under the 2017 Stock Incentive Plan and 2023 Stock Incentive Plan. The Board has also established a minimum equity ownership requirement for the Company’s Chief Executive Officer of five times his base salary, for Senior Vice Presidents of three times their base salary, and for the Company’s other Named Executive Officers of two times their respective base salaries, to be achieved within five years of their appointment. The current amounts of Common Stock beneficially owned by each Director and Named Executive Officer may be found in the “BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT TABLE” below.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT TABLE

The following table sets forth certain information as of April 3, 2025 as to the number of shares of the Company’s Common Stock beneficially owned by each Director, Named Executive Officer and all Directors and Executive Officers of the Company as a group.

Name	Beneficially Owned Shares of Common Stock	Stock Options Currently Exercisable or to Become Exercisable within 60 days after April 3, 2025	Total Shares Beneficially Owned	Percent of Class
Non-Management Directors:
Ronald C. Whitaker	30,946	—	30,946	*
John A. Cosentino, Jr.	12,862	—	12,862	*
Amir P. Rosenthal	17,054	—	17,054	*
Phillip C. Widman	32,528	—	32,528	*
Terrence G. O’Connor	14,885	—	14,885	*
Sandra S. Froman	18,269	—	18,269	*
Michael O. Fifer	11,438	—	11,438	*
Rebecca S. Halstead	7,721	—	7,721	*

Christopher J. Killoy (also a Director)	187,355	—	187,355	1.1%
Todd W. Seyfert	87,516	—	87,516	*
Thomas A. Dineen	90,494	—	90,494	*
Kevin B. Reid, Sr.	60,006	—	60,006	*
Timothy M. Lowney	36,220	—	36,220	*
Shawn C. Leska	38,820	—	38,820	*
Directors and executive officers as a group: (8 non-management Directors, 1 Director who is also an executive officer, 1 executive officer who is a Director nominee, and 7 other executive officers)	780,004	—	780,004	4.6%

Notes to Beneficial Ownership Table

*       Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s Officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) report forms furnished to the Company and written representations that no other reports were required, with respect to the period from January 1, 2024 through December 31, 2024, (including with respect to prior years), all such forms were filed in a timely manner by the Company’s Officers, Directors and greater than 10% beneficial owners, except for the grant to Todd W. Seyfert of 63,758 Restricted Stock Units on March 3, 2025, for which the Form 4 was filed on March 11, 2025.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The Board has a policy of monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related-party transactions. The Company’s Code of Business Conduct and Ethics provides that, in order to ensure that the Company’s business decisions are not influenced by self-interest, transactions involving an actual or apparent conflict of interest on the part of an employee, Officer or Director may only be undertaken if (i) the conflicting interest is fully disclosed to the individual’s immediate supervisor, personnel manager, facility director or the General Counsel (or in the case of an Officer or Director, to the Board), (ii) the individual with the conflict of interest takes no part in the consideration and approval of the transaction and (iii) the transaction is approved only by persons who do not have a conflict of interest.

The Company contracted with the National Rifle Association (“NRA”) for some of its promotional and advertising activities. The Company paid the NRA $0.5 million in 2024. Ms. Froman serves as a Member of the Board of the NRA and does not receive any portion of the payments made by the Company to the NRA.

The Company is a member of the National Shooting Sports Foundation (“NSSF”), the firearm industry trade association. The Company paid the NSSF $0.4 million in 2024. Mr. Killoy serves as a member of the Board of the NSSF and does not receive any portion of the payments made by the Company to the NSSF.

As discussed above under “DIRECTOR COMPENSATION,” on February 20, 2025, the Company entered into the Amended Killoy Agreement with Mr. Killoy, who was then serving as the Chief Executive Officer of the Company, which provides for: (i) Mr. Killoy to continue to serve as Chief Executive Officer of the Company until March 1, 2025 and to resign from such position on such date, (ii) Mr. Killoy to thereafter be employed as Special Advisor to the CEO and Board of Directors following such resignation until the date of the Company’s 2025 Annual Meeting of Stockholders, at his then-present rate of compensation, (iii) Mr. Killoy to resign from his position as Special Advisor to the CEO and Board of Directors on the date of the Company’s Annual Meeting of Stockholders and thereafter be engaged by the Company as a consultant for a period of 36 months, (iv) the Company to compensate Mr. Killoy for such consulting services at the rate of $275,000 per annum during such consulting period, (v) the continued vesting of Mr. Killoy’s restricted stock unit awards as if Mr. Killoy remained employed as the CEO of the Company, and (vi) a prohibition against Mr. Killoy engaging in certain activities that compete or interfere with the Company during the period he is providing services under the Amended Killoy Agreement. The compensation paid to Mr. Killoy under the Amended Killoy Agreement is not related to, or predicated upon, his past, present, or future service as a Director.

As discussed above under “DIRECTOR COMPENSATION,” on January 15, 2025, the Company entered into the Seyfert Agreement with Mr. Seyfert, the President and Chief Executive Officer of the Company, which provides for: (i) Mr. Seyfert to serve as President and Chief Executive Officer of the Company starting on March 1, 2025, Mr. Seyfert’s nomination for election to the Company’s Board at the 2025 Annual Meeting of Stockholders described herein and, subject to the approval of the Company’s stockholders at the Meeting, that Mr. Seyfert will join the Company’s Board as a director thereafter, (ii) the Company to pay Mr. Seyfert a base salary at a rate of not less than $750,000 per annum, (iii) Mr. Seyfert to be eligible to receive, during the period he serves as Chief Executive Officer of the Company, an annual target cash bonus equal to 100% of his Base Salary (as defined therein), and annual performance equity-based incentive compensation and annual retention equity-based incentive compensation, each equal to 125% of his Base Salary, (iv) Mr. Seyfert to receive up to $345,000 in cash from the Company to compensate Mr. Seyfert for vested or earned incentive compensation with respect to the performance of Mr. Seyfert or his former employer in 2024 that was forfeited by Mr. Seyfert with respect to his prior employment as a result of entering into the Seyfert Agreement and performing his obligations thereunder, (v) Mr. Seyfert to receive a one-time award of 40,000 RSUs (as defined therein), which shall convert into shares of the Company’s Common Stock on a one-to-one basis when vested, a portion of which shall be subject to time-based vesting and a portion of which shall be subject to performance-based vesting, (vi) if Mr. Seyfert is terminated by the Company without Cause (as defined therein) or if Mr. Seyfert terminates his employment with Good Reason (as defined therein), in each case prior to any Change in Control (as defined therein) of the Company, (a) Mr. Seyfert shall be entitled to receive a lump sum cash payment equal to 18 months of Base Salary, (b) the prorated portion of Mr. Seyfert’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall vest and be paid in accordance with their terms and (c) Mr. Seyfert shall be entitled to continued medical insurance benefits for the period not to exceed 18 months from the date Mr. Seyfert’s employment with the Company terminates, (vii) if a Change in Control occurs and, within 24 months thereafter, if Mr. Seyfert is terminated by the Company without Cause or if

Mr. Seyfert terminates his employment with Good Reason, (a) Mr. Seyfert shall be entitled to receive a lump sum cash payment equal to 24 months of Annual Compensation (as defined therein), (b) Mr. Seyfert’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall fully vest and be paid in a lump sum equal to the cash value of the subject vested shares of Common Stock as of the effective date of such Change in Control and (c) Mr. Seyfert shall be entitled to continued medical insurance benefits for the period not to exceed 24 months from the date Mr. Seyfert’s employment with the Company terminates and (viii) a prohibition against Mr. Seyfert engaging in certain activities that compete or interfere with the Company during his employment with the Company and for 2 years thereafter. The compensation paid to Mr. Seyfert under the Seyfert Agreement is not related to, or predicated upon, his past, present or future service as a Director.

On November 25, 2024, the Company entered into Severance Agreements (each, a “Severance Agreement”) with each of Thomas A. Dineen, Kevin B. Reid, Sr., Timothy M. Lowney, and Shawn C. Leska. Each Severance Agreement provides for severance benefits, if, during the term of such Severance Agreement: (i) prior to the occurrence of a Change in Control (as defined therein), the Company terminates the employment of such named executive officer without Cause (as defined therein) or such named executive officer terminates his employment for Good Reason (as defined therein); or (ii) within 24 months after the effective date of a Change in Control, the Company terminates the employment of such named executive officer without Cause or such named executive officer terminates his employment for Good Reason.

Each Severance Agreement provides for severance benefits consisting of the following primary components:

•        if, prior to the occurrence of a Change in Control, the Company terminates the employment of such named executive officer without Cause or such named executive officer terminates his employment for Good Reason, (i) such named executive officer shall be entitled to a lump sum cash payment equal to 18 months of Base Annual Salary (as defined therein); (ii) the prorated portion of such named executive officer’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall vest and be paid in accordance with their terms; and (iii) such named executive officer shall be entitled to continued medical insurance benefits for the period not to exceed 18 months from the date such named executive officer’s employment with the Company terminates; or

•        if, within 24 months after the effective date of a Change in Control, the Company terminates the employment of such named executive officer without Cause or such named executive officer terminates his employment for Good Reason, (i) such named executive officer shall be entitled to a lump sum cash payment equal to 24 months of such named executive officer’s Annual Compensation (as defined therein); (ii) such named executive officer’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall fully vest and be paid in a lump equal to the cash value of the subject vested shares of Common Stock as of the effective date of such Change in Control; and (iii) such named executive officer shall be entitled to continued medical insurance benefits for the period not to exceed 24 months from the date such named executive officer’s employment with the Company terminates.

Each Severance Agreement has a one-year term, subject to automatic extension for additional one-year periods on each anniversary of the date it was entered into by the parties unless (i) the named executive officer gives notice of his intent to terminate his employment, or otherwise terminates his employment, before such date or (ii) the Company gives written notice to the named executive officer of the termination of such automatic extensions at least 360 days prior to such date.

On February 20, 2025, the Company entered into a transition agreement (the “Reid Agreement”), effective as of June 30, 2025, with Kevin B. Reid, Sr., who will resign as Vice President, General Counsel and Corporate Secretary of the Company effective as of June 30, 2025. The Reid Agreement provides for (i) Mr. Reid to continue working for the Company as Senior Counsel until his retirement on June 30, 2026, and (ii) the Company to provide Mr. Reid with base salary of $400,000 per annum from June 30, 2025 through June 30, 2026.

There were no other related-party transactions in 2024.

principal stockholders

The following table sets forth as of December 31, 2024 the ownership of the Company’s Common Stock by each person of record or known by the Company to beneficially own more than 5% of such stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
Common Stock	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,743,148(1)	16.3%
Common Stock	The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,532,034(2)	9.1%
Common Stock	Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation 800 Third Avenue New York, NY 10022	815,276(3)	4.8%

Notes to Principal Stockholder Table

(1)    Represents shares of the Company’s Common Stock beneficially owned as of September 30, 2024, based on a Schedule 13G/A filed with the SEC on November 8, 2024, by BlackRock, Inc. BlackRock indicates that it has sole voting power with respect to 2,716,998 shares of the Company’s Common Stock and sole dispositive power with respect to all such 2,743,148 shares of the Company’s Common Stock.

(2)    Represents shares of the Company’s Common Stock beneficially owned as of December 31, 2024, based on a Schedule 13G/A filed with the SEC on January 31, 2025, by The Vanguard Group. Vanguard indicates that it has shared voting power with respect to 16,296 shares of the Company’s Common Stock, sole dispositive power with respect to 1,499,377 shares of the Company’s Common Stock, and shared dispositive power with respect to 32,657 shares of the Company’s Common Stock.

(3)    Represents shares of the Company’s Common Stock beneficially owned as of September 30, 2024, based on a Schedule 13G/A filed with the SEC on November 13, 2024, by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTCH”). RTC and RTCH indicate that they have sole voting power and sole dispositive power with respect to all such 815,276 shares of the Company’s Common Stock.

Proposal No. 2 – ratification of independent auditors

Principal Accountants’ Fees and Services

The following table summarizes the fees incurred by the Company for professional services rendered by RSM US LLP during fiscal years 2024 and 2023.

Principal Accountants’ Fees
	2024	2023
Audit Fees	$948,000	$918,000
Audit-Related Fees	33,000	32,000
Tax Fees	—	—
All Other Fees	—	15,000
Total Fees	$981,000	$965,000

Audit Fees

Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the audit of internal controls over financial reporting per Section 404 of the Sarbanes-Oxley Act and the review of interim consolidated financial statements included in quarterly reports.

Audit-Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include the audit of the Company’s employee benefit plan.

Tax Fees

Consist of fees billed for professional services for tax assistance, including pre-filing reviews of original and amended tax returns for the Company.

All Other Fees

Consist of fees billed for professional services related to miscellaneous matters including implementation of new accounting standards, transaction advisory services, and financial due diligence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

It is the policy of the Audit Committee to meet and review and approve in advance, on a case-by-case basis, all engagements by the Company of permissible non-audit services or audit, review or attest services for the Company to be provided by the independent auditors, with exceptions provided for de minimis amounts under certain circumstances as prescribed by the Exchange Act. The Audit Committee may, at some later date, establish a more detailed pre-approval policy pursuant to which such engagements may be pre-approved without a meeting of the Audit Committee. Any request to perform any such services must be submitted to the Audit Committee by the independent auditors and management of the Company and must include their views on the consistency of such request with the SEC’s rules on auditor independence.

All of the services of RSM US LLP which consisted of Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above were approved by the Audit Committee in accordance with its policy on permissible non-audit services or audit, review or attest services for the Company to be provided by its independent auditors, and no such approval was given through a waiver of such policy for de minimis amounts or under any of the other circumstances as prescribed by the Exchange Act.

Representatives of RSM US LLP will be participating in the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” the ratification of RSM US LLP as the Company’s independent auditors.

PROPOSAL No. 3 — ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, enables stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules. This vote, commonly known as a “say-on-pay” vote, provides stockholders with the opportunity to express their views on our executive officers’ compensation. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of the Company’s executive officers and the philosophy, policies and practices described in this Proxy Statement.

As described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value by driving long-term growth in revenue and profitability. We seek to provide executive compensation that is competitive with companies that are similar to the Company. We also seek to provide near-term and long-term financial incentives that reward well-performing executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. We also believe that our executive officers’ base salaries should be set at competitive levels relative to comparable companies, and cash and equity incentives should generally be set at levels that give executives the opportunity to achieve above-average total compensation reflecting above-average Company performance. In particular, our executive compensation philosophy is to promote long-term value creation for our shareholders by rewarding improvement in selected financial metrics, and by using equity incentives. Please see our “Compensation Discussion and Analysis” and related compensation tables for detailed information about our executive compensation programs, including information about the fiscal 2024 compensation of our Named Executive Officers.

Text of Resolution:

“RESOLVED, that the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis approved by the Compensation Committee of the Board and included in the Corporation’s 2025 Proxy Statement be submitted to a nonbinding advisory vote of the stockholders of the Corporation (the “Say on Pay Vote”) at the 2025 Annual Meeting of Stockholders.”

The say-on-pay vote is advisory, and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company held a say-on-pay vote in connection with the 2024 Annual Meeting of Stockholders and currently intends to hold a say-on-pay vote on an annual basis hereafter.

The Company’s 2024 say-on-pay proposal received substantial stockholder support and was approved, on an advisory basis, by 97% of the votes cast at the 2024 Annual Meeting of Stockholders. The Compensation Committee and the other members of the Board of Directors have considered the results of such stockholder advisory vote on executive compensation and believe that this level of approval of the Company’s executive compensation program indicates our stockholders’ support of our compensation philosophy and goals.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” approval of the compensation policies and practice employed by the Compensation Committee, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the Named Executive Officer compensation in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

How Did the Company Perform in 2024 and How Did We Compensate Our Executives?

Firearms retail activity in 2024, as determined by the National Instant Criminal Background Check System and adjusted by the National Shooting Sports Foundation, declined for the fourth consecutive year. Our leadership teams and dedicated workforce of 1,800 employees continued to focus on the long-term goal of generating shareholder value. The Company entered 2025 with a strong, debt-free balance sheet, better balanced inventory positions at our independent distributors, and a pipeline of new products recently launched into the market and of others still under development.

Highlights of 2024 include:

•        Achieving $38.0 million of earnings before income taxes and earnings per share of $1.77.

•        $55.5 million of cash generated from operations and EBITDA of $55.1 million.

•        Enhancement of our catalog of products with innovative new firearms that were met with strong demand in the marketplace. Our major new product launches in 2024 included:

•        Commemorative firearms from each of Ruger’s firearm manufacturing facilities, celebrating Ruger’s 75th anniversary in 2024: A Mark IV Target pistol, a pair of 10/22 Sporter rifles, and an LCP MAX pistol,

•        Marlin Dark Series lever-action rifles,

•        Marlin Model 336 Classic chambered in 30-30 Winchester,

•        Marlin Model 1894 Classic lever-action rifles chambered in .44 Magnum,

•        Ruger American Rifle Generation II, our first update to the American Rifle, which has been tremendously popular since its introduction in 2012,

•        Mini-14 with side-folding stock, reminiscent of classic side-folding Mini-14 rifles originally produced in the late-1970s,

•        Super Wrangler revolver, which comes with two cylinders, one for inexpensive .22 LR ammunition and one for the more powerful 22 WMR,

•        LC Carbine chambered in .45 Auto and 10mm Auto, to go along with the original offerings in 5.7 X 28, featuring a threaded barrel, adjustable folding stock, Ruger Rapid Deploy folding sights, and ambidextrous controls, and

•        The new RXM, a 9mm pistol that was imagined, designed, and developed in collaboration with Magpul Industries. This partnership resulted in a truly innovative product that offers maximum flexibility and customization, with a removable stainless steel fire control insert set inside an interchangeable Magpul enhanced handgun grip.

•        New product sales, which include only major new products that were introduced in the past two years, were $159.3 million, or 32%, of firearm sales.

•        Returning $46.2 million to shareholders through:

•        $11.8 million payment of dividends, and

•        $34.4 million through the repurchase of 835,060 shares of the Company’s common stock in the open market.

•        Ending the year with cash and short-term investments of $105.5 million and no debt.

Based on the 2024 performance, the Compensation Committee made the following compensation determinations with respect to the 2024 compensation for our Named Executive Officers:

•        Authorized the achievement of our performance-based non-equity incentive of 59.8% of target for the Company Officers;

•        Authorized the achievement of our performance-based non-equity incentive of 54.8% of target for certain eligible non-officer employees;

•        Authorized a Company-wide profit-sharing pool equal to 15% of the adjusted operating profit after full accrual of the profit sharing and bonuses; and

•        Determined that the performance criteria for the 2024, 2023, and 2022 annual performance-based equity awards were at least partially achieved. To date, achievement of the 2024, 2023 and 2022 awards total 3%, 9%, and 26%, respectively.

The Compensation Committee believes that these actions related to incentive compensation illustrate the alignment of our pay and performance for 2024. In light of the Company’s financial accomplishments and our pay-for-performance philosophy, the Compensation Committee recommends that our shareholders vote “FOR” this year’s resolution to approve the Named Executive Officer (“NEO”) compensation as described in this Proxy Statement.

What are the Company’s Philosophy and Objectives Regarding Compensation?

The Company’s executive compensation program is designed to align and reward both corporate and individual performance in an environment that reflects commitment, responsibility and adherence to the highest standards of ethics and integrity. Recognition of both individual contributions as well as overall business results permits an ongoing evaluation of the relationship between the size and scope of the Company’s operations, its performance and its executive compensation.

As a result of the Company’s equity and non-equity incentive plan awards, more than one half of the Named Executive Officers’ target compensation is considered “at risk” and linked directly to corporate performance.

What are the Elements of the Company’s Executive Remuneration and the Objectives of Each?

Remuneration Element	Description	Primary Objectives
Base Salary	Reflects fixed compensation.	• Attract and retain employees over time • Provide a base level of total compensation to reflect an individual’s role and responsibilities
Annual Non-Equity Incentives	Comprised of a performance-based annual bonus and a profit-sharing program.	• Focus executives and employees on important short-term Company-wide performance goals • Recognize and reward overall annual business results and individual/team contributions
Equity Compensation

Certain executives also receive annual awards of restricted stock units. Certain of these awards have performance-based criteria and others have time-based vesting criteria.

Performance criteria include return on net operating assets and total shareholder return.

•   Focus executives and employees on important long-term Company-wide performance goals including increases to the Company’s stock price over a period of several years, growth in its earnings, return on net operating assets, and other measurements of corporate performance

•   Align our executives with the interests of shareholders and deliver a superior rate of return

•   Retain executives and employees over time

Remuneration Element	Description	Primary Objectives
Health, Welfare and Retirement Benefits	Generally reflect those benefits provided to our broad employee population.	• Attract and retain employees over time • Provide for the safety, security and wellness of employees
Severance Arrangements	Specific severance agreements for Officers that provide benefits when employment terminates by the Company without cause or by the Officer with good reason.	• Facilitate the Company’s ability to attract and retain talented executives • Encourage executives and employees to remain focused on the Company’s business during times of corporate change

How Does the Company Determine the Amount/Formula for Each Element?

Generally, each element of compensation, including base salaries and performance-based bonus and equity incentive opportunities, is evaluated independently and as a whole to determine whether it is competitive and reasonable within the market, as further described below. Each component of the target compensation for each of the Named Executive Officers is recommended by the Compensation Committee to the Board after:

•        Evaluating each executive’s current responsibilities and the scope and performance of the operations under their management;

•        Reviewing their individual experience and performance; and

•        Evaluating the balance of equity and non-equity compensation for each executive with the goal of fairly rewarding individual and group performance results.

The Compensation Committee also periodically evaluates components of each Named Executive Officer’s target compensation using benchmarking studies, as reported in the Company’s proxy statements for prior fiscal years. While the Compensation Committee did not retain a compensation consultant to prepare benchmarking studies for the 2024 fiscal year, a compensation consultant was used to evaluate our compensation structure, including the elements of compensation and the total target compensation, for the Named Executive Officers.

As a result of prior benchmarking studies and the compensation review in 2024, the Compensation Committee concluded that the total compensation of its executives fell within the parameters set by the Compensation Committee and meaningfully aligns executive compensation to Company performance.

How are Salaries Determined?

Salaries for executive officers are determined by considering the following factors without applying any specific formula to determine the weight of each factor:

•        Current responsibilities of the Officer’s position, the scope and performance of the operations under their management;

•        The experience and performance of the individual;

•        Market rates for compensation of new executives being recruited to the Company and by comparing those salaries to recruiting offers made to the Company’s executives by competitors; and

•        Historical salaries paid by the Company to officers having certain duties and responsibilities.

Base salaries were not adjusted in 2024.

NAMED EXECUTIVE OFFICERS’ BASE SALARIES

Name	2024 Base Salary	Effective Date
Christopher J. Killoy (a)	$825,000	August 16, 2023
Thomas A. Dineen	$475,000	August 16, 2023
Kevin B. Reid, Sr.	$400,000	May 1, 2022
Timothy M. Lowney	$350,000	August 16, 2023
Shawn C. Leska	$350,000	August 16, 2023

(a)     See “DIRECTORS’ FEES AND OTHER COMPENSATION,” above, for a summary of Mr. Killoy’s compensation structure.

How are Profit Sharing and Bonuses Determined?

Profit Sharing

The Company offers profit sharing to all of its employees. The amount of profit sharing is formula-based and is determined by the operating results of the Company. All employees participate in the program pro rata based on their actual base salary or hourly wage compensation. The amount of earnings that is paid quarterly as profit sharing is authorized by the Board of Directors, and is typically 15% of Adjusted Operating Profit (“AOP”) after accrual for all bonuses and profit sharing. AOP is a non-GAAP measure of operating profit adjusted to eliminate the impact of LIFO income or expense, overhead and direct labor rate changes, excess and obsolete inventory reserve changes and other income or expenses that we believe are related to longer periods of time, such as product recalls.

Based upon our 2024 AOP results of $35.7 million, our Named Executive Officers received the following profit sharing:

Name	2024 Profit Sharing
Christopher J. Killoy	$39,379
Thomas A. Dineen	$22,673
Kevin B. Reid, Sr.	$19,093
Timothy M. Lowney	$16,705
Shawn C. Leska	$16,705

Annual Performance-Based Non-equity Incentive (the annual Cash Bonus)

The Company offers an annual performance-based non-equity incentive award (i.e., cash bonus) to all but its most junior grade of employees. The amounts of the performance-based incentive award are based on a target compensation value for each individual and are authorized by the Board of Directors.

In 2024, the performance criteria for officers was based on the following:

o       80%    Achievement of Target Income Before Income Taxes (“EBIT”)

o       20%    Achievement of Non-Financial Objectives

For all other eligible employees, the performance criteria was based solely on the achievement of Target EBIT.

In February 2024, the Board of Directors established target (100%) achievement of the bonus at EBIT of $72.4 million. The 2024 actual achievement percentage for the EBIT criterion was adjusted up or down from 100% achievement by 1% for every $724,000 of EBIT above or below the established target. There was no minimum payout for the annual performance-based non-equity incentive. The maximum payout for the annual performance-based non-equity incentive is 200%.

Our actual EBIT in 2024 was $39.7 million or 54.8% of the goal.

The Board of Directors established seven specific non-financial objectives for 2024 and assigned a specific weighting for each objective. These five specific weightings totaled 28%, allowing for a total achievement of up to 140% of the 20% non-financial objective allocation. Due to their nature, partial achievement of some of the specific non-financial objectives would be recognized. The Board of Directors determined that two of seven specific 2024 non-financial objectives were fully achieved by the Officers. In addition, significant achievement of two other specific non-financial objectives was made, resulting in the achievement of 80% of the 20% of the total award. These non-financial objectives addressed important issues facing the Company, including employee retention, workplace safety, product quality and delivery, and new product development.

Therefore, the aggregate achievement of the annual performance-based non-equity incentive was 59.8% of the target award. The table below provides the 2024 target and actual performance-based incentive results for each of our Named Executive Officers.

Performance-Based Non-Equity Awards
Name	2024 Base Salary	2024 Target Award		2024 Actual Award (b)
		% of Salary	$ Value
Christopher J. Killoy (a)	$825,000	100%	$825,000	$493,350
Thomas A. Dineen	$475,000	75%	$356,300	$213,038
Kevin B. Reid, Sr.	$400,000	75%	$300,000	$179,400
Timothy M. Lowney	$350,000	67%	$233,500	$139,533
Shawn C. Leska	$350,000	67%	$233,500	$139,533

(a)     See “Directors’ Fees and Other Compensation,” above, for a summary of Mr. Killoy’s compensation structure.

(b)    Represents target bonus dollar value multiplied by the sum of the EBIT payout (54.8% X 80% weighting) and the Non-Financial Objectives payout (80% X 20% weighting).

How are Equity Compensation Awards Determined?

Equity compensation is a significant component of the Company’s overall compensation philosophy and is built on the principles that it should seek to align participants’ actions and behaviors with stockholders’ interests, be market-competitive, and be able to attract, motivate and retain the best employees and Directors.

The annual performance-based equity award opportunity is subject to performance-based vesting terms that need to be satisfied to receive the award.

The amounts of the annual performance-based equity awards are based on a target compensation value for each Named Executive Officer and are authorized by the Board of Directors. The number of performance-based restricted stock units (“RSUs”) awarded are determined by taking the executive’s target award value for the performance-based equity compensation and dividing by the mean of high and low stock price on the effective date of the award. The table below shows the 2024 target performance-based equity incentive awards for each Named Executive Officer.

2024 Target Performance-Based Equity Award
Name	2024 Base Salary	% of Salary	$ Value	Number of RSUs Awarded
Christopher J. Killoy (a)	$825,000	125%	$1,031,300	23,847
Thomas A. Dineen	$475,000	100%	$475,000	10,984
Kevin B. Reid, Sr.	$400,000	75%	$300,000	6,937
Timothy M. Lowney	$350,000	67%	$233,500	5,398
Shawn C. Leska	$350,000	67%	$233,500	5,398

(a)     See “Directors’ Fees and Other Compensation,” above, for a summary of Mr. Killoy’s compensation structure.

For the 2024 performance-based equity awards, the Compensation Committee employed vesting criteria related to return on net operating assets and total shareholder return (TSR). Return on net operating assets is measured using three 1-year calculations, each year having equal weighting, with resulting payout as follows:

Percentage Achievement of Target	Resulting Payout (as a % of Target)
Less than 50%	No payout
50% to 100%	0% to 100%
100% to 150%	100% to 200%
Greater than 150%	200%

Any payout, to the extent earned, is made only after the 3-year performance period is completed based on our performance measured in terms of return on net operating assets, which then may be modified as follows: (i) if the Company’s 3-year TSR increases by up to ten percent (10%), then payout will increase by up to ten percentage points (10%); and (ii) if the Company’s 3-year TSR decreases by up to ten percent (10%), then payout will decrease by up to ten percentage points (10%).

In addition, executives receive time-vesting restricted stock units that cliff vest 100% after three years, as long as the Named Executive Officer remains an employee on the vesting date. The Committee believes that time-vesting restricted stock units provide a strong retention incentive and supports our objectives of attraction and retention. Beginning with the 2020 grants, these time-vesting restricted stock units have been settled in cash. The table below shows the 2024 target time-vesting equity incentive awards for each Named Executive Officer.

2024 Target Time-Vesting Equity Award
Name	2024 Base Salary (b)	% of Salary	$ Value	Number of RSUs Awarded
Christopher J. Killoy (a)	$825,000	125%	$1,031,300	23,847
Thomas A. Dineen	$475,000	100%	$475,000	10,984
Kevin B. Reid, Sr.	$400,000	75%	$300,000	6,937
Timothy M. Lowney	$350,000	67%	$233,500	5,398
Shawn C. Leska	$350,000	67%	$233,500	5,398

(a)     See “Directors’ Fees and Other Compensation,” above, for a summary of Mr. Killoy’s compensation structure.

Insider Trading Policy; Clawback Policy; Hedging Policy

The Company has an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, and employees of the Company and that the Company believes is designed to promote compliance with insider trading laws, rules, and regulations and the listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy was included as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025.

The Company has an Executive Compensation Clawback Policy whereby the performance-based compensation of the Company’s executive officers is subject to clawback provisions in the event that performance-based compensation is received as a result of achieving financial reporting measures that are not met under any restated financial results that the Company is required to prepare due to the Company’s material noncompliance with any financial reporting requirements under the securities laws. A copy of this policy is posted on the Company’s website at www.ruger.com.

The Company’s Insider Trading Policy prohibits hedging transactions designed to hedge or offset a decrease in the value of Company securities and other transactions of a speculative nature in Company securities, including short-term “in-and-out” trading, short sales, sales of borrowed shares against shares already owned but not delivered against the sale, certain transactions on margin, transactions based on rumors or speculation of extraordinary corporate transactions or other significant developments that might involve the Company, and transactions in publicly traded put, call, or other options on (or other derivative securities involving) the Company’s securities.

What are the Company’s Health, Welfare and Retirement Benefits?

The Company offers the same health, welfare and retirement benefits to all salaried employees. These benefits include medical benefits, dental benefits, vision benefits, life insurance, salary continuation for short-term disability, long-term disability insurance, accidental death and dismemberment insurance, 401(k) plan and other similar benefits. Because these benefits are offered to a broad class of employees, the cost is not required by SEC rules to be included in the “SUMMARY COMPENSATION TABLE” below.

Additionally, Officers are covered under the Company’s business travel accident insurance policy for ten times their base salary, up to a maximum of $5,000,000, while traveling at any time. Officers are also covered under the Company’s director and officer liability insurance policies for claims alleged in connection with their service.

Does the Company Provide Perquisites?

The Company believes in limited perquisites for its Directors and executive officers and does not provide common perquisites such as company cars or club memberships. Authorized perquisites include discounts on Company products, which are available to all Company employees and Directors. Additionally, the Company has a Relocation Policy covering all employees based on their grade level that provides various levels of temporary living and relocation expense reimbursements, payment of related taxes, and the use of Company vehicles for business travel. Temporary living and relocation reimbursements and related tax payments for the Named Executive Officers are disclosed in the “SUMMARY COMPENSATION TABLE” below.

How is the Chief Executive Officer’s Performance Evaluated and Compensation Determined?

The Nominating and Corporate Governance Committee, the Compensation Committee and the Board as a whole annually evaluate the performance and review the compensation of the Chief Executive Officer utilizing a variety of criteria. The job objectives established for the Chief Executive Officer are:

•        To promote and require the highest ethical conduct by all Company employees and demonstrate personal integrity consistent with the Company’s Corporate Board Governance Guidelines.

•        To establish, articulate and support the vision for the Company that will serve as a guide for expansion.

•        To align physical, human, financial and organizational resources with strategies.

•        To communicate strategies and alignment in a clear manner so that every employee understands their personal role in the Company’s success.

•        To establish a succession planning process in order to select, coordinate, evaluate and promote the best management team.

•        To keep the Board informed on strategic and business issues.

Evaluation of the Chief Executive Officer’s performance with regard to these job objectives is rated on the following business skills and performance achievement:

•        Leadership: his ability to lead the Company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented.

•        Strategic Planning: his development of a long-term strategy, establishment of objectives to meet the expectations of stockholders, customers, employees and all Company stakeholders, consistent and timely progress toward strategic objectives and obtainment and allocation of resources consistent with strategic objectives.

•        Financial Goals and Systems: his establishment of appropriate and longer-term financial objectives and ability to consistently achieve these goals and ensure that appropriate systems are maintained to protect assets and control operations.

•        Financial Results: his ability to meet or exceed the financial expectations of stockholders, including improvement in operating revenue, cash flow, net income, earnings per share and share price.

•        Succession Planning: his development, recruitment, retention, motivation and supervision of an effective senior management team capable of achieving objectives.

•        Human Resources: his development of effective recruitment, training, retention and personnel communication plans and programs to provide and motivate the necessary human resources to achieve objectives.

•        Communication: his ability to serve as the Company’s chief spokesperson and communicate effectively with stockholders and all stakeholders.

•        Industry Relations: his ensuring that the Company and its operating units contribute appropriately to the well-being of their communities and industries, and representation of the Company in community and industry affairs.

•        Board Relations: his ability to work closely with the Board to keep it fully informed on all important aspects of the status and development of the Company, his implementation of Board policies, and his recommendation of policies for Board consideration.

The Chief Executive Officer’s compensation levels are determined after performance evaluations based on published and commissioned compensation studies, the Chief Executive Officer’s demonstrated abilities and contributions to the success of the Company, and the overall results of Company operations.

The Board of Directors may periodically increase the Chief Executive Officer’s compensation based on analyses of competitive compensation as discussed above.

What are the Company’s Governance Practices Regarding Compensation?

Stockholders:

The 2017 Stock Incentive Plan was approved by the stockholders at the Company’s 2017 Annual Meeting.

The 2023 Stock Incentive Plan was approved by the stockholders at the Company’s 2023 Annual Meeting. The Company does not have any stock plans that are not stockholder-approved.

Board and Compensation Committee and Nominating and Corporate Governance Committee:

The Compensation Committee and the Board determine the compensation of the Company’s executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee, which is composed entirely of independent, non-management Directors, establishes and administers compensation programs and philosophies. The Compensation Committee ensures that stockholder-approved plans are administered in accordance with good governance practices and stockholder intent. The Compensation Committee is responsible for the development of our executive compensation philosophy, the recommendation of salaries, bonuses and long-term incentive compensation paid to executive officers, bonus pools for non-executive employees, retirement formulas for executive officers, deferred compensation plans, and any employment and change-in-control agreements. In addition, the performance of each executive officer is evaluated by the Nominating and Corporate Governance Committee and reported to the full Board. The full Board reviews the Compensation Committee and Nominating and Corporate Governance Committee reports and acts on recommendations of the Compensation Committee.

Management:

The Chief Executive Officer’s views regarding the performance and recommended compensation levels for the Company’s executive officers are discussed with all of the independent, non-management Directors.

What are the Company’s Governance Practices Regarding Stock Awards?

The Board has established the following practices and policies regarding stock awards:

•        The Company’s policy for setting the timing of equity grants does not allow executives to have any role in choosing the price of their equity awards;

•        The Company has never “back dated” or re-priced equity awards, and the 2017 Stock Incentive Plan and 2023 Stock Incentive Plan state that re-pricing of options or other stock awards is not allowed;

•        The Company utilizes restricted stock units, rather than stock options, for all employee equity awards;

•        Equity awards for employees are generally issued on the fourth business day following the public quarterly filing of the Company’s Forms 10-K or 10-Q in order to allow the investment markets adequate time to assimilate the current financial information, and, consistent with the 2023 Stock Incentive Plan approved by shareholders, valuation is based upon the price of the Company’s common stock on the NYSE on the date of issue; and

•        Annual performance-based equity awards for executive officers and certain employees are generally approved at the first Board meeting of each year and issued on the fourth business day following the public filing of the Company’s Form 10-K.

The Compensation Committee and the Board consider recommendations from the Chief Executive Officer in establishing appropriate equity awards for officers and employees. All equity awards for the Named Executive Officers have been and will continue to be subject to the approval of the Compensation Committee and ratification by the full Board.

During fiscal year 2024, the Company did not grant any stock options to its Named Executive Officers, as grants of stock options are not currently a component of the Company’s executive compensation program. Because stock options are not currently part of the Company’s executive compensation program, the Company does not have a formal policy with respect to the timing of grants of stock options.

How Does the Compensation Committee Utilize Independent Consultants?

Periodically, as provided for in the Compensation Committee Charter, the Compensation Committee retains an independent compensation consultant. The Committee determines the work to be performed by the consultant and has the ultimate authority to retain and terminate the consultant. The consultant works with management to gather data required in preparing analyses for Committee review.

How Does the Company Evaluate Its Compensation Program Risks?

The Compensation Committee evaluates risk deriving from compensation programs, and does not believe that our compensation program is reasonably likely to have a material adverse effect on the Company for the following reasons:

•        Executive compensation is structured to consist of both fixed compensation, which provides a steady income stream regardless of stock price performance, and variable incentive compensation, which is designed to reward both short-term and long-term corporate performance and shareholder returns. Fixed, base-salary compensation is both market-competitive and sufficient to make risk-taking to achieve a living wage unnecessary. Short-term cash incentive compensation is awarded based on achievement of operating profit goals, while significant weighting toward long-term equity incentive compensation based on multi-year operating performance and total shareholder return targets discourages short-term risk-taking;

•        The variable elements of cash compensation are contingent upon the achievement of pre-determined profitability goals, and the variable elements of equity compensation are contingent upon, among other things, the Company’s return on net operating assets. Due to the nature of the Company’s business, there is minimal subjectivity in the financial results on which this compensation is based;

•        Performance goals are applicable Company-wide to our executives and employees alike to encourage consistent behavior throughout the organization;

•        Approval of the Board of Directors is required prior to the payment of any incentive compensation;

•        Equity ownership guidelines of five times base salary for the CEO, three times base salary for senior vice presidents, and two times base salary for the other NEOs discourage excessive risk taking by providing an incentive for executives to consider the Company’s long-term interests, because a portion of their personal investment portfolio consists of Company stock; and

•        The Company has internal controls over the measurement and calculation of performance goals, and all employees receive initial and periodic training under the Corporate Compliance Program, which cover, among other things, accuracy of books and records.

EXECUTIVE COMPENSATION

The following table summarizes the target cash and equity compensation approved by the Board of Directors for each of the executive officers named in the Summary Compensation Table for 2022 through 2024. See “SUMMARY COMPENSATION TABLE” below for actual compensation earned by the Named Executive Officers in 2022, 2023 and 2024.

TARGET COMPENSATION TABLE

		Cash Compensation				Equity Compensation
Named Executive Officer and Principal Position	Year	Salary (1)	Bonus	Profit Sharing	Performance Based Non-Equity Compensation Opportunity	Performance Based Stock Award Opportunity (2)	Retention Award Opportunity (3)	All Other Compensation (4)	Total Target Compensation

Christopher J. Killoy President and Chief Executive Officer	2024	$825,000	$0	$123,800	$825,000	$1,031,300	$1,031,300	$31,050	$3,867,450
	2023	$775,000	$0	$116,300	$775,000	$968,800	$968,800	$29,700	$3,633,600
	2022	$700,000	$0	$105,000	$700,000	$875,000	$875,000	$27,450	$3,282,450
Thomas A. Dineen Senior Vice President, Treasurer and Chief Financial Officer	2024	$475,000	$0	$71,300	$356,300	$475,000	$475,000	$31,050	$1,883,650
	2023	$450,000	$0	$67,500	$337,500	$450,000	$450,000	$29,700	$1,784,700
	2022	$425,000	$0	$63,800	$318,800	$318,800	$318,800	$27,450	$1,472,650
Kevin B. Reid, Sr. Vice President, General Counsel	2024	$400,000	$0	$60,000	$300,000	$300,000	$300,000	$31,050	$1,391,050
	2023	$360,000	$0	$54,000	$270,000	$270,000	$270,000	$29,700	$1,253,700
	2022	$325,000	$0	$48,800	$243,800	$243,800	$243,800	$27,450	$1,132,650
Timothy M. Lowney Vice President of Manufacturing Operations	2024	$350,000	$0	$52,500	$233,500	$233,500	$233,500	$31,050	$1,134,050
	2023	$275,000	$0	$41,300	$183,500	$183,500	$183,500	$29,700	$896,500
	2022	$250,000	$0	$37,500	$166,800	$166,800	$166,800	$27,450	$815,350
Shawn C. Leska Vice President of Sales	2024	$350,000	$0	$52,500	$233,500	$233,500	$233,500	$31,050	$1,134,050
	2023	$325,000	$0	$48,800	$216,800	$216,800	$216,800	$29,700	$1,053,900
	2022	$300,000	$0	$45,000	$201,000	$201,000	$201,000	$27,450	$975,450

Notes to Target Compensation Table

(1)    Salary increases, if any, for the Named Executive Officers are generally approved at the first Board meeting of each calendar year, and are effective as soon as practicable thereafter. Target salary amounts may therefore not tie to actual salaries shown in the “SUMMARY COMPENSATION TABLE” below. See “Directors’ Fees and Other Compensation” above for an explanation regarding Mr. Killoy’s salary.

(2)    Represents performance-based RSU awards as described in the Compensation Discussion and Analysis section titled, “How are Equity Compensation Awards Determined?”

(3)    The NEOs received annual RSU retention awards equal to their annual performance-based equity compensation opportunity.

(4)    Represents the employer matching contributions made under the Company’s 401(k) Plan. Actual “All Other Compensation” received may include additional “fringe benefit” items as shown in the “SUMMARY ALL OTHER COMPENSATION TABLE” below.

2024 Summary Compensation Table

The following table summarizes total compensation paid or earned by the Company’s Named Executive Officers during 2024.

		Cash Compensation				Equity Compensation
Named Executive Officer and Principal Position	Year	Salary	Bonus	Profit Sharing (1)	Performance Based Non-Equity Compensation Awards (2)	Stock Option Awards	Performance Based Stock Awards (3)	Time Based Stock Awards (4)	Change in Pension Value, Non-qualified Deferred Compensation Earnings	All Other Compensation (5)	Total Compensation

Christopher J. Killoy President and Chief Executive Officer	2024	$825,000	$0	$39,379	$493,350	$0	$1,031,300	$1,031,300	$0	$38,574	$3,458,903
	2023	$793,750	$0	$58,247	$553,244	$0	$968,800	$968,800	$0	$37,956	$3,380,797
	2022	$750,000	$0	$114,628	$686,250	$0	$875,000	$875,000	$0	$34,974	$3,335,852
Thomas A. Dineen Senior Vice President, Treasurer and Chief Financial Officer	2024	$475,000	$0	$22,673	$213,038	$0	$475,000	$475,000	$0	$35,952	$1,696,663
	2023	$459,375	$0	$33,757	$240,138	$0	$450,000	$450,000	$0	$34,602	$1,667,872
	2022	$441,667	$0	$67,864	$303,094	$0	$318,800	$318,800	$0	$30,072	$1,480,297
Kevin B. Reid, Sr. Vice President, General Counsel	2024	$400,000	$0	$19,093	$179,400	$0	$300,000	$300,000	$0	$38,574	$1,237,067
	2023	$375,000	$0	$27,323	$196,031	$0	$270,000	$270,000	$0	$37,224	$1,175,578
	2022	$348,333	$0	$53,235	$239,044	$0	$243,800	$243,800	$0	$34,908	$1,163,120
Timothy M. Lowney Vice President of Manufacturing Operations	2024	$350,000	$0	$16,705	$139,533	$0	$233,500	$233,500	$0	$38,574	$1,011,812
	2023	$303,125	$0	$21,578	$140,852	$0	$183,500	$183,500	$0	$111,571	$944,126
	2022	$266,667	$0	$40,788	$162,667	$0	$166,800	$166,800	$0	$31,320	$835,042
Shawn C. Leska Vice President of Sales	2024	$350,000	$0	$16,705	$139,533	$0	$233,500	$233,500	$0	$33,629	$1,006,867
	2023	$334,375	$0	$24,490	$155,373	$0	$216,800	$216,800	$0	$32,279	$980,117
	2022	$316,667	$0	$48,524	$193,167	$0	$201,000	$201,000	$0	$29,934	$990,292

Notes to Summary Compensation Table

(1)    See Compensation Discussion and Analysis section titled, “How are Profit Sharing and Bonuses Determined?” above for an explanation of how the amount of profit sharing is determined and then allocated amongst recipients.

(2)    See Compensation Discussion and Analysis section titled “How are Profit Sharing and Bonuses Determined” and “TARGET COMPENSATION TABLE” above for further information regarding the Named Executive Officers’ performance-based compensation.

(3)    See Note 16 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules. See “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2024 TABLE” below for further information regarding stock options and restricted stock units granted to each Named Executive Officer.

(4)    This column represents time-based retention awards subject to continued employment until, and cliff vesting as of the vesting date or upon the occurrence of certain specified acceleration events.

(5)    See “SUMMARY ALL OTHER COMPENSATION TABLE” below for additional information.

Summary All Other Compensation Table

Named Executive Officer	Year	Taxable Value of Perquisites Received (1)	Taxable Premiums Paid by the Company for Group Term Life Insurance	Company Matching and Discretionary 401(k) Plan Contributions (2)	Accrued Dividends Related to Equity Awards	Total

Christopher J. Killoy	2024	$0	$7,524	$31,050	$0	$38,574
	2023	$732	$7,524	$29,700	$0	$37,956
	2022	$0	$7,524	$27,450	$0	$34,974
Thomas A Dineen	2024	$0	$4,902	$31,050	$0	$35,952
	2023	$0	$4,902	$29,700	$0	$34,602
	2022	$0	$2,622	$27,450	$0	$30,072
Kevin B. Reid, Sr.	2024	$0	$7,524	$31,050	$0	$38,574
	2023	$0	$7,524	$29,700	$0	$37,224
	2022	$0	$7,458	$27,450	$0	$34,908
Timothy M. Lowney	2024	$0	$7,524	$31,050	$0	$38,574
	2023	$75,213	$6,658	$29,700	$0	$111,571
	2022	$0	$3,870	$27,450	$0	$31,320
Shawn C. Leska	2024	$0	$2,579	$31,050	$0	$33,629
	2023	$0	$2,579	$29,700	$0	$32,279
	2022	$0	$2,484	$27,450	$0	$29,934

Notes to All Other Compensation Table

(1)    Represents the reportable taxable value of Company products received, for travel expenses, and for executive physicals for Named Executive Officers. Includes taxable relocation reimbursement for Timothy M. Lowney in 2023.

(2)    Consists of matching contributions made under the Company’s 401(k) Plan to the Named Executive Officers who participated in the 401(k) Plan, based on their deferrals for each 401(k) Plan year. Also includes supplemental employer discretionary contributions made to all plan participants.

GRANTS OF PLAN-BASED AWARDS TABLE

The following Grants of Plan-Based Awards table accompanies the Summary Compensation Table and provides additional detail regarding grants of incentive-plan based equity awards made in 2024.

Named Executive Officer	Grant Date	Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock or units (#) (3)	All other option awards: Number of securities underlying options (#)	Exercise price of option awards or base price of stock awards (4) ($/Share)	Grant date fair value of stock and option awards (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Killoy	1/1/24	$412,500	$825,000	$1,650,000	-	-	-	-	-	-	-
	2/29/24	-	-	-	-	-	-	23,847	-	$43.25	$1,031,300
	2/29/24	-	-	-	238	23,847	47,694	-	-	$43.25	$1,031,300
Thomas A. Dineen	1/1/24	$178,200	$356,300	$712,500	-	-	-	-	-	-	-
	2/29/24	-	-	-	-	-	-	10,984	-	$43.25	$475,000
	2/29/24	-	-	-	110	10,984	21,968	-	-	$43.25	$475,000
Kevin B. Reid, Sr.	1/1/24	$150,000	$300,000	$600,000	-	-	-	-	-	-	-
	2/29/24	-	-	-	-	-	-	6,937	-	$43.25	$300,000
	2/29/24	-	-	-	69	6,937	13,874	-	-	$43.25	$300,000
Timothy M. Lowney	1/1/24	$116,800	$223,500	$466,900	-	-	-	-	-	-	-
	2/29/24	-	-	-	-	-	-	5,398	-	$43.25	$233,500
	2/29/24	-	-	-	54	5,398	10,796	-	-	$43.25	$233,500
Shawn C. Leska	1/1/24	$116,800	$223,500	$466,900	-	-	-	-	-	-	-
	2/29/24	-	-	-	-	-	-	5,398	-	$43.25	$233,500
	2/29/24	-	-	-	54	5,398	10,796	-	-	$43.25	$233,500

Notes to Grant of Plan-Based Awards Table

(1)    Each of our executive officers receive cash incentive compensation for our company-wide financial performance as a result of our achieving the pre-established targets set out in our Annual Performance-based Non-equity Incentive (the Annual Cash Bonus). The amounts in these columns represent the estimated possible payouts that could have occurred under the Annual Performance-based Non-equity Incentive. The actual amount paid to each Named Executive Officer with respect to the Annual Performance-based Non-equity Incentive award granted to such Named Executive Officer in 2024 is set forth in the 2024 Summary Compensation Table above, and no further amounts will be paid to the Named Executive Officers with respect to those awards.

(2)    This column sets forth the number of shares of Common Stock underlying the RSU awards with performance-based and time-based vesting conditions that were granted to the Named Executive Officers. The performance-based vesting conditions are based on the return on net operating assets and the total shareholder return. If the Named Executive Officers do not satisfy the performance-based vesting conditions with respect to such RSU awards, or the Named Executive Officers leave the Company prior to the end of the time-based vesting period (other than by reason of retirement, death, or disability), such awards will not vest, and the Named Executive Officers will not receive any shares of Common Stock or other payments with respect to such awards. See Compensation Discussion and Analysis section titled “How are Equity Compensation Awards Determined” and “TARGET COMPENSATION TABLE” above for further information regarding the Named Executive Officers’ performance-based RSU compensation.

(3)    This column sets forth the number of shares of Common Stock underlying the RSU awards with time-based vesting conditions that were granted to the Named Executive Officers. See “What Are the Elements of the Company’s Executive Remuneration and the Objectives of Each?” above for further information.

(4)    The base price of the RSU awards was the mean of the highest and lowest sales price of the Common Stock as of the date of grant.

(5)    Amounts shown represent the total grant date fair value calculated in accordance with the provisions of FASB ASC 718, and are shown at the target unit value expected upon achievement of the performance or time-based goals of the awards. See Note 17 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules.

Outstanding Equity Awards at Fiscal Year-End 2024 Table

The following table reflects outstanding equity grants as of December 31, 2024 for the Named Executive Officers.

	OPTION AWARDS (2)					STOCK AWARDS (1)
Named Executive Officer	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested	Grant Date Value of Shares or Units of Stock That Have Not Vested (3)	Equity incentive plan awards: Number of unearned Shares, Units or Other Rights That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (4)
Christopher J. Killoy							$1,031,300	23,847	$843,468
							$1,031,300	23,847	$843,468
							$968,800	18,266	$646,068
							$968,800	18,266	$646,068
							$875,000	12,299	$435,016
							$875,000	12,299	$435,016
Thomas A. Dineen							$475,000	10,984	$388,504
							$457,000	10,984	$388,504
							$450,000	8,485	$300,114
							$450,000	8,485	$300,114
							$425,000	5,974	$211,300
							$425,000	5,974	$211,300
Kevin B. Reid, Sr.							$300,000	6,937	$245,362
							$300,000	6,937	$245,362
							$270,000	5,091	$180,069
							$270,000	5,091	$180,069
							$243,800	3,426	$121,178
							$243,800	3,426	$121,178
Timothy M. Lowney							$233,500	5,398	$190,927
							$233,500	5,398	$190,927
							$183,500	3,459	$122,345
							$183,500	3,459	$122,345
							$166,800	2,344	$82,907
							$166,800	2,344	$82,907
Shawn C. Leska							$233,500	5,398	$190,927
							$233,500	5,398	$190,927
							$216,800	4,087	$144,557
							$216,800	4,087	$144,557
							$201,000	2,813	$99,496
							$201,000	2,813	$99,496

Notes to Outstanding Equity Awards at Fiscal Year End Table

(1)    Awards of restricted stock unit awards include:

•        Performance-based RSUs: Performance-based RSUs have performance triggers.

•        Time-Based RSUs: The Retention RSUs for 2022, 2023, and 2024 are time-based retention awards and are subject to continued employment until, and cliff vesting as of the third anniversary of each applicable award date or upon the occurrence of certain specified acceleration events.

(2)    There were no outstanding option awards for the Named Executive Officers as of December 31, 2024.

(3)    Amounts shown represent the full grant date fair value of the awards calculated in accordance with the provisions of FASB ASC 718, and are shown at the target unit value expected upon achievement of the time-based goals of the awards.

(4)    Amounts shown represent the fair market value of the awards based on the $35.37 closing price of the Company’s Common Stock on December 31, 2024.

OPTION EXERCISES AND STOCK VESTED IN 2024 TABLE

The following table sets forth the value of equity realized by the Named Executive Officers upon the vesting of restricted stock units that converted into shares of stock or cash during 2024. (For further information on stock options and grants made in 2024 to the Named Executive Officers, see the “GRANTS OF PLAN-BASED AWARDS TABLE” above.)

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired Upon Vesting (1)	Value Realized Upon Vesting (2)
Christopher J. Killoy			23,444	$1,011,100
Thomas A. Dineen			8,541	$368,400
Kevin B. Reid, Sr.			6,531	$281,700
Timothy M. Lowney			4,488	$193,600
Shawn C. Leska			5,386	$232,300
Total			48,390	$2,087,100

Notes to Options Exercised and Stock Vested Table

(1)    The amounts shown represent the aggregate gross number of shares (or equivalent cash value) acquired by the Named Executive Officers upon the exercising of stock options and/or the vesting of stock awards.

(2)    The amounts shown represent the aggregate dollar amount realized by the Named Executive Officers upon the exercising of stock options and/or the vesting of stock awards. The aggregate dollar amount realized upon the exercise of stock options is calculated by determining the difference between the closing price of the Common Stock at exercise and the exercise price of the options. The aggregate dollar amount realized upon the vesting of stock awards is calculated by multiplying the number of shares of stock vested by the closing price of the Common Stock on the vesting date.

Potential Payments upon Termination or Change in Control

Payments On Change In Control

In the event of a potential change in control of the Company, it is vitally important that executives be able to continue working in the best interest of our stockholders. For that reason, the Company has entered into severance agreements with each current Named Executive Officer designed to provide salary and medical benefit continuance in the event of the termination of his employment under certain circumstances. The Company’s severance agreements, other than the Amended Killoy Agreement, are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment. There are also change-in-control provisions in the Company’s stock option, restricted stock unit and restricted stock award agreements.

Covered Terminations and Severance Payments Pursuant to Change In Control Agreements

Pursuant to the Amended Killoy Agreement, Mr. Killoy’s Term of Employment (as defined therein) will automatically terminate on the date of the 2025 Annual Meeting of Stockholders (referred as the Transition Date therein). Thereafter, Mr. Killoy will provide certain consulting services to the Company as an independent contractor for a period of thirty-six months. If, prior to the Transition Date, Mr. Killoy’s Term of Employment is terminated by the Company without cause or by Mr. Killoy with good reason, then Mr. Killoy shall be entitled to a lump sum equal to twenty-four months of Mr. Killoy’s Base Salary (as defined therein) and continued insurance benefits. If, prior to the Transition Date, there is a Change in Control and a subsequent reduction of Mr. Killoy’s salary or a diminution of his duties and thereafter he or the Company terminates his employment, Mr. Killoy will receive a lump sum cash payment equal to twenty-four months of Mr. Killoy’s Annual Compensation (as defined therein) and continued insurance benefits.

The Company is party to a Severance Agreement with each of Thomas A. Dineen, Kevin B. Reid, Sr., Timothy M. Lowney, and Shawn C. Leska. Each Severance Agreement provides for severance benefits, if, during the term of such Severance Agreement: (i) prior to the occurrence of a Change in Control (as defined therein), the Company terminates the employment of such named executive officer without Cause (as defined therein) or such named executive officer terminates his employment for Good Reason (as defined therein); or (ii) within 24 months after the effective date of a Change in Control, the Company terminates the employment of such named executive officer without Cause or such named executive officer terminates his employment for Good Reason.

Each Severance Agreement provides for severance benefits consisting of the following primary components:

•        if, prior to the occurrence of a Change in Control, the Company terminates the employment of such named executive officer without Cause or such named executive officer terminates his employment for Good Reason, (i) such named executive officer shall be entitled to a lump sum cash payment equal to 18 months of Base Annual Salary (as defined therein); (ii) the prorated portion of such named executive officer’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall vest and be paid in accordance with their terms; and (iii) such named executive officer shall be entitled to continued medical insurance benefits for the period not to exceed 18 months from the date such named executive officer’s employment with the Company terminates; or

•        if, within 24 months after the effective date of a Change in Control, the Company terminates the employment of such named executive officer without Cause or such named executive officer terminates his employment for Good Reason, (i) such named executive officer shall be entitled to a lump sum cash payment equal to 24 months of such named executive officer’s Annual Compensation (as defined therein); (ii) such named executive officer’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall fully vest and be paid in a lump equal to the cash value of the subject vested shares of Common Stock as of the effective date of such Change in Control; and (iii) such named executive officer shall be entitled to continued medical insurance benefits for the period not to exceed 24 months from the date such named executive officer’s employment with the Company terminates.

Each Severance Agreement has a one-year term, subject to automatic extension for additional one-year periods on each anniversary of the date it was entered into by the parties unless (i) the named executive officer gives notice of his intent to terminate his employment, or otherwise terminates his employment, before such date or (ii) the Company gives written notice to the named executive officer of the termination of such automatic extensions at least 360 days prior to such date.

The amount of severance and benefits are generally determined based on competitive market practices for executives at this level. The Compensation Committee also takes into consideration that executives at this level generally require a longer timeframe to find comparable jobs because there are fewer jobs at this level in the market and often have a large percentage of their personal wealth dependent on the status of the Company, given the fact that a large part of their compensation is equity-based.

Change In Control Events and Severance Benefits Not Covered by the Severance Agreements

The 2017 Stock Incentive Plan provides for accelerated vesting of stock awards that an executive has already received upon the occurrence of a change in control, but does not provide for additional payments or awards. The 2017 Stock Incentive Plan generally provides that, upon the occurrence of a change in control, (i) all stock awards will become fully vested and exercisable and the restrictions and deferral limitations applicable to those awards will lapse prior to the occurrence of a change in control unless, in case of a merger or acquisition of the Company by another business entity, the surviving, continuing, or purchasing corporation assumes the outstanding awards previously issued under the 2017 Stock Incentive Plan or substitutes equivalent awards for such previously-issued awards, or (ii) such outstanding awards are cancelled and paid out in connection with the change in control. The Compensation Committee has the authority to provide for different treatment of individual awards granted to executives upon the occurrence of a change in control event. Certain of the stock awards issued to executives under the 2017 Stock Incentive Plan are subject to double trigger vesting, which awards will only be subject to accelerated vesting upon the occurrence of a change in control event and a termination of the applicable award recipient’s employment in connection with such event.

The 2023 Stock Incentive Plan provides for accelerated vesting under certain circumstances of stock awards that an executive has already received upon the occurrence of a change in control, but does not provide for additional payments or awards. The 2023 Stock Incentive Plan provides for “double trigger” change in control accelerated vesting for stock awards, which means that the vesting, settlement deferral and/or forfeiture provisions (including any applicable performance-based vesting conditions) for stock awards that are assumed, substituted, or otherwise continued in connection with a change in control event will not lapse or be deemed to have been satisfied by reason of the occurrence of a change in control unless the subject executive’s employment or service with the Company is, thereafter, (i) terminated by the Company or its successor without “cause” (as defined in the 2023 Stock Incentive Plan) or (ii) by such executive for “good reason” (as defined in the 2023 Stock Incentive Plan).

Change In Control Definition

Generally, under the severance agreements and the 2017 Stock Incentive Plan and the 2023 Stock Incentive Plan, a “Change in Control” will be deemed to have occurred:

•        When any person acquires a significant percentage of the voting power of the Company (25% or more under the 2017 Stock Incentive Plan and 30% or more under the 2023 Stock Incentive Plan);

•        If a majority of the Board members change, unless the new Directors are elected or nominated for election by at least two-thirds of the existing Board members;

•        Upon the acquisition of all or substantially all of the Company’s assets;

•        Upon the merger or consolidation of the Company with any other person, other than a merger or consolidation (i) pursuant to which the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent at least a majority of the combined voting power of the securities of the Company, the surviving entity or any parent company outstanding immediately after such merger or consolidation or (ii) that is effected solely to implement a recapitalization of the

Company in which no person is or becomes the owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities under the 2017 Stock Incentive Plan and 30% or more of the combined voting power of the Company’s then outstanding securities under the 2023 Stock Incentive Plan; or

•        Upon the liquidation or dissolution of the Company (with approval of the stockholders).

Termination by Death or Disability

In the event of death or disability, executives receive no payment other than through life insurance or disability insurance available to salaried employees generally. Subject to the terms of the applicable award agreements, (i) performance-based restricted stock unit awards with performance-based vesting terms that are based on the Company’s achievement of a minimum AOP target over a specified period that have met the performance-based AOP trigger and (ii) retention-based restricted stock unit awards will generally become issuable in the event of disability or death. The performance-based equity awards made since 2017, which provide for vesting based in whole or in part upon return on net operating assets and total shareholder return, provide for partial vesting in the event of the death or disability of the recipient for each completed fiscal year in the three-year performance period, subject to the terms of the award agreements.

In the event of termination by death or disability, the executive or his or her estate will receive his or her bonus to the extent earned.

Termination by Retirement

Employees are eligible for normal retirement when they have worked for the Company for at least five years and reached age 65 and are eligible for early retirement when they have worked for the Company for at least 10 years and reached age 59-1/2. Subject to the terms of the applicable award agreements, performance-based equity awards made prior to 2024 provide for partial vesting in the event of the retirement of the recipient for each completed fiscal year in the three-year performance period. For performance-based equity awards made to named executive officers in 2024 and thereafter, such performance-based equity awards will continue to vest in accordance with their terms in the event of retirement before their vesting date, provided that any such retirement meets certain specified criteria, including the provision of six months’ notice to the Company and the Company’s acceptance of such retirement. For awards made prior to 2024, retention-based restricted stock unit awards will be forfeited in the event of retirement before their vesting date. For retention-based restricted stock unit awards made to named executive officers in 2024 and thereafter, such retention-based restricted stock unit awards will continue to vest in accordance with their terms in the event of retirement before their vesting date, provided that any such retirement meets certain specified criteria, including the provision of six months’ notice to the Company and the Company’s acceptance of such retirement.

In the event of termination by retirement, the executive will receive his or her bonus to the extent earned.

Voluntary and Involuntary Termination

The severance benefits to which Named Executive Officers are entitled in the case of termination by the Company without cause or by such Named Executive Officer with good reason are described in the foregoing section entitled “Covered Terminations and Severance Payments Pursuant to Change In Control Agreements.”

Performance-based restricted stock awards provide for partial vesting in the event of an involuntary termination of the recipient’s employment with the Company without cause for each completed fiscal year in the three-year performance period. In the case of involuntary termination without cause, retention-based stock unit awards will be issuable based on the number of days of service elapsed since the award date divided by the number of days from the award date to the full vesting date.

If any employee voluntarily or involuntarily without cause terminates his or her employment, the employee will receive his or her bonus to the extent earned. If an employee is terminated for cause, any bonus is forfeited.

Retention and Transition Agreements

The Company may enter into retention or “transition” agreements from time to time with executives who retire or voluntarily terminate their employment with the Company in order to facilitate the management transition of the executives’ areas of responsibility. There are no retention or transition agreements in effect as of the date of this Proxy Statement, other than

(1)    that certain transition and consulting agreement (the “Fifer Agreement”), dated as of August 1, 2016, between the Company and Mr. Fifer, who resigned as Chief Executive Officer of the Company on May 9, 2017, which provides for: (i) Mr. Fifer to provide certain consulting, advisory and other services to the Company for 6 years beginning on such May 9, 2017, (ii) the Company to compensate Fifer for such services at the rate of $350,000 per annum, (iii) the continued vesting of Mr. Fifer’s restricted stock unit awards during the period he provides such services and (iv) a prohibition against Mr. Fifer engaging in certain activities that compete or interfere with the Company from August 1, 2016 through the second anniversary of the end of the period he is providing services under the Fifer Agreement;

(2)    the Amended Killoy Agreement, which provides: (i) for Mr. Killoy to continue to serve as Chief Executive Officer of the Company until March 1, 2025, and to resign from such position on such date, (ii) Mr. Killoy to thereafter be employed as Special Advisor to the CEO and Board of Directors following such resignation until the date of the 2025 Annual Meeting of Stockholders, at his then-present rate of compensation, (iii) Mr. Killoy to resign from his position as Special Advisor to the CEO and Board of Directors on the date of the 2025 Annual Meeting of Stockholders and thereafter be engaged by the Company as a consultant for a period of 36 months, (iv) the Company to compensate Mr. Killoy for such consulting services at the rate of $275,000 per annum during such consulting period, (v) the continued vesting of Mr. Killoy’s restricted stock unit awards as if Mr. Killoy remained employed as the CEO of the Company and (vi) a prohibition against Mr. Killoy engaging in certain activities that compete or interfere with the Company during the period he is providing services under the Amended Killoy Agreement;

(3)    that certain Separation Agreement, dated as of December 21, 2023, which was effective on December 31, 2023, between the Company and Thomas P. Sullivan, formerly a Senior Vice President of the Company (the “Sullivan Agreement”), which provides following the termination of his employment with the Company on December 31, 2023: (i) that Mr. Sullivan will receive $600,000, payable in monthly installments for eighteen months; and (ii) for the continued vesting of Mr. Sullivan’s restricted stock unit awards, in each case subject to Mr. Sullivan’s compliance with the non-competition and other covenants set forth therein; and

(4)    the Reid Agreement, which provides for: (i) Mr. Reid to continue working for the Company as Senior Counsel until his retirement on June 30, 2026, and (ii) the Company to provide Mr. Reid with base salary of $400,000 per annum from June 30, 2025 through June 30, 2026.

POTENTIAL AND ACTUAL PAYMENTS UNDER SEVERANCE AGREEMENTS TABLE

The table below sets forth the terms and estimated potential payments and benefits provided in each termination circumstance for the Company’s Named Executive Officers as of December 31, 2024. The potential amounts shown in the table do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to the Company’s salaried employees generally.

Named Executive Officer	Severance Agreement	Performance- Based Non- Equity Compensation Payment (1)	Number of Equity Awards-That Vest (2)	Continuation of Medical Welfare Benefits (3)	Aggregate Payments (4)
Christopher J. Killoy
Change In Control
Termination	$1,650,000	$1,650,000	108,824	$43,800	$3,343,800
Termination without Cause (5)	$1,650,000	$0	32,425	$43,800	$1,693,800
Retirement	n/a	$825,000	-	$0	$825,000
Death or Disability	n/a	$825,000	108,824	$0	$825,000
Thomas A. Dineen
Change In Control
Termination	$950,000	$712,500	50,886	$32,900	$1,695,400
Termination without Cause (6)	$712,500	$0	15,292	$32,900	$745,400
Retirement	n/a	$356,300	-	$0	$356,300
Death or Disability	n/a	$356,300	50,886	$0	$356,300
Kevin B. Reid, Sr.
Change In Control
Termination	$800,000	$600,000	30,908	$32,900	$1,432,900
Termination without Cause (7)	$600,000	$0	9,132	$32,900	$632,900
Retirement	n/a	$300,000	-	$0	$300,000
Death or Disability	n/a	$300,000	30,908	$0	$300,000
Timothy M. Lowney
Change In Control
Termination	$700,000	$466,700	22,402	$32,900	$1,199,600
Termination without Cause (8)	$525,000	$0	6,449	$32,900	$557,900
Retirement	n/a	$233,300	-	$0	$233,300
Death or Disability	n/a	$233,300	22,402	$0	$233,300
Shawn C. Leska
Change In Control
Termination	$700,000	$466,700	22,402	$32,900	$1,199,600
Termination without Cause (9)	$525,000	$0	6,449	$32,900	$557,900
Retirement	n/a	$233,300	-	$0	$233,300
Death or Disability	n/a	$233,300	24,956	$0	$233,300

Notes to Potential and Actual Payments Under Severance Agreements Table

(1)    The performance-based non-equity compensation payment under Retirement or Death or Disability shall be prorated to the extent earned during the partial year prior to Retirement or Death or Disability. The amount shown under Change In Control Termination is the nominal bonus at 200% achievement of goals for a full 12 months.

(2)    Includes RSU awards subject to vesting.

(3)    Includes continuation of health insurance coverage assuming family coverage for potential severance recipients.

(4)    Aggregate payments exclude number of RSUs that vest.

(5)    Includes a resignation for good reason (as defined in the Amended Killoy Agreement).

(6)    Includes a resignation for good reason (as defined in the Severance Agreement with Mr. Dineen).

(7)    Includes a resignation for good reason (as defined in the Severance Agreement with Mr. Reid).

(8)    Includes a resignation for good reason (as defined in the Severance Agreement with Mr. Lowney).

(9)    Includes a resignation for good reason (as defined in the Severance Agreement with Mr. Leska).

PENSION PLANS

All employees, including the individuals named in the Summary Compensation Table above, are eligible to participate in the Company’s 401(k) Plan, subject to IRS plan limits. The 401(k) Plan provides participation and immediate vesting upon three months of service, a safe harbor match for all participants and supplemental discretionary employer contributions for all eligible employees.

CHIEF EXECUTIVE OFFICER PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer. To determine the median employee, the Company considered the 2024 W-2 earnings for all 1,785 of its employees as of December 31, 2024, except for the Chief Executive Officer. No adjustments were made to the W-2 earnings and no estimates were used in this determination. The annual total compensation of the median employee and Mr. Killoy were determined in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K. The median employee’s annual total compensation for 2024 was $56,199. Mr. Killoy’s annual total compensation for purposes of this calculation in 2024 was $3,458,903. The ratio of Mr. Killoy’s total annual compensation in 2024 to the median annual total compensation in 2024 for all employees excluding Mr. Killoy was 61.5 to 1.

PAY VERSUS PERFORMANCE (PVP)

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our NEOs and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1) (2)	Average Summary Compensation Table Total for non-PEO NEOs (1)	Average Compensation Actually Paid to non-PEO NEOs (1) (2)	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income ($ thousands)	Return on Net Operating Assets (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$3,458,903	$1,914,538	$1,238,052	$783,300	$100.76	$108.76	$30,563	14%
2023	$3,380,797	$2,528,716	$1,274,886	$1,001,893	$127.41	$142.589	$48,215	22%
2022	$3,335,852	$1,926,234	$1,237,715	$878,784	$138.57	$115.79	$88,332	48%
2021	$3,666,621	$5,188,345	$1,380,720	$1,781,743	$164.08	$176.33	$155,899	109%
2020	$3,784,092	$6,576,342	$1,461,602	$2,438,777	$150.16	$134.75	$90,398	80%

(1)    Our principal executive officer (“PEO”) for 2020-2023 is Mr. Killoy. The non-PEO NEOs reflected in columns (d) and (e) include the following individuals: Messrs. Dineen (2020-2024), Reid, Sr. (2020-2024), Leska (2020-2024), Lowney (2024) and Sullivan (2020-2023).

(2)    The following amounts were deducted from/added to Summary Compensation Table (“SCT”) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (“CAP”) to our PEO and average CAP to our non-PEO NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards. 2023 CAP figures have been revised to correct errors in last year’s disclosures [from $2,708,182 to $2,528,716 for our PEO and from $1,059,904 to $1,001,893 for the average of Non-PEO NEOs].

2024 SCT Total to CAP Reconciliation	PEO	Non-PEO NEO Average
SCT Total	$3,458,903	$1,238,052
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(2,062,600)	$(620,950)
+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$1,424,211	$428,934
± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$(869,562)	$(253,632)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(54,390)	$(14,468)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
+ Dividends Accrued During Fiscal Year	$17,976	$5,364
Compensation Actually Paid	$1,914,538	$783,300

2023 SCT Total to CAP Reconciliation	PEO	Non-PEO NEO Average
SCT Total	$3,380,797	$1,274,886
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(1,937,600)	$(618,400)
+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$1,440,628	$459,809
± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$(646,126)	$(201,536)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$296,141	$88,320
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
+ Dividends Accrued During Fiscal Year	$(5,125)	$(1,186)
Compensation Actually Paid	$2,528,716	$1,001,893

(3)    The Peer Group for which Total Shareholder Return is provided in column (g) is the Dow Jones US Recreational Products TSM index.

(4)    Return on Net Operating Assets is calculated as Pre-Tax Income divided by Average Adjusted Net Assets (Total Assets less Total Liabilities, excluding debt, less Cash plus LIFO reserve).

SUPPLEMENTAL DISCLOSURE

The charts below illustrate the relationship between the PEO’s and other NEOs’ SCT Total Compensation, total shareholder return (TSR), and CAP amounts during the period 2020-2024. This relationship reflects the impact of changes in the Company’s stock price performance on the amount of Compensation Actually Paid in each year in relation to the amount reported in the Summary Compensation Table for the PEO and other NEOs.

CHARTS OF CAP VERSUS PERFORMANCE METRICS

The chart below illustrates the relationship between the PEO and average Non-PEO CAP amounts and the Company’s and Peer Group’s TSR during the period 2020-2023.

The charts below illustrate the relationship between the PEO and Non-PEO CAP amounts and the Company’s Net Income and Return on Net Operating Assets during the period 2020-2024.

TABULAR LIST OF MOST IMPORTANT PERFORMANCE MEASURES

The three items listed below represent the most important performance metrics we used to determine CAP for FY2024 as further described in our Compensation Discussion and Analysis (CD&A) within the sections titled “How are Profit Sharing and Bonuses Determined?” and “How are Equity Compensation Awards Determined?”

Most Important Performance Measures
• Return on Net Operating Assets (RONA) • Pre-Tax Income • Adjusted Operating Profit (AOP)

Stockholder Proposals and Director Nominations for 2026

To be considered for inclusion in the Proxy Statement distributed by the Company in connection with next year’s Annual Meeting of Stockholders, stockholder proposals must be submitted in writing to the Company delivered or mailed by first class United States mail, postage prepaid, no later than December 18, 2025 (120 days prior to the first anniversary of the date of the Proxy Statement for this year’s Annual Meeting of Stockholders). Any stockholder proposal to be considered at next year’s Annual Meeting of Stockholders, but not included in next year’s Proxy Statement, must be submitted in writing to the Company no earlier than January 29, 2026 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and no later than February 28, 2026 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders.

Recommendations for nominees to stand for election as Directors at next year’s Annual Meeting of Stockholders must be received in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than January 29, 2026 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders), and no later than February 28, 2026 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and include the information as required under “THE BOARD OF DIRECTORS AND ITS COMMITTEES – Nominating and Corporate Governance Committee” described above.

In addition to satisfying the deadlines in the advance notice provisions of the Company’s By-laws (including the time periods set forth therein with respect to notice of the nomination of a director), a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must comply with the advance notice requirement and other requirements under Rule 14a-19 of the Exchange Act, which advance notice requirement does not override or supersede the longer advance notice requirements under the By-Laws.

All stockholder proposals or Director nominations should be submitted to Kevin B. Reid, Sr., Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, Connecticut 06890.

Stockholder and Interested Party Communications
with the Board of Directors

The Board has adopted a method by which stockholders and interested parties can send communications to the Board. Stockholders and interested parties may communicate in writing any questions or other communications to the Chairman or non-management Directors of the Board through the following methods:

•        By contacting the Corporate Secretary at Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890;

•        By telephone at (203) 259-7843;

•        By fax at (203) 259-6688; or

•        By calling the Company’s corporate communications telephone “hotline” at 1-800-826-6762 or via the hotline’s website at www.ruger.alertline.com. These hotlines are monitored 24 hours a day, 7 days a week.

Stockholders or interested parties may also communicate in writing any questions or other communications to the management Directors of the Board in the same manner.

Stockholders may contact the Corporate Secretary at (203) 259-7843 or Computershare Investor Services, LLC, which is the Company’s stock transfer agent, at (312) 360-5190 or www.computershare.com for questions regarding routine stockholder matters.

Other Matters

Management of the Company does not intend to present any business at the Meeting other than as set forth in Proposal 1, 2, and 3 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2024, including the financial statements and financial statement schedules. Such requests may be directed to Kevin B. Reid, Sr., Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, Connecticut 06890.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin B. Reid, Sr.
Corporate Secretary
Southport, Connecticut
April 17, 2025

STURM, RUGER & COMPANY, Inc.

1 LACEY PLACE, SOUTHPORT, CT 06890 U.S.A. | 203-259-7843 | WWW.RUGER.COM | NYSE:RGR

SCAN TO VIEW MATERIALS & VOTE STURM, RUGER & COMPANY, INC. 1 LACEY PLACE SOUTHPORT, CT 06890 ATTN: KEVIN B. REID, SR. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 28, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RGR2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 28, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V63217-P27608 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY STURM, RUGER & COMPANY, INC. The Board of Directors unanimously recommends a vote FOR the election of nine Directors, and FOR Proposals 2, and 3. 1. Election of Directors Nominees: 1a. John A. Cosentino, Jr. 1b. Sandra S. Froman 1c. Rebecca S. Halstead 1d. Christopher J. Killoy 1e. Terrence G. O’Connor 1f. Amir P. Rosenthal 1g. Todd W. Seyfert 1h. Ronald C. Whitaker 1i. Phillip C. Widman For Withhold 2. The ratification of the appointment of RSM US LLP as the independent auditors of the Company for the 2025 fiscal year. 3. An advisory vote on the compensation of the Company’s Named Executive Officers. Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V63218-P27608 Sturm, Ruger & Company, Inc. Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by the Board of Directors for Annual Meeting - May 29, 2025 Todd W. Seyfert and Kevin B. Reid, Sr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Sturm, Ruger & Company, Inc. to be held on May 29, 2025 at 9:00 a.m. EDT or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)